                                                                 EXHIBIT 10.31


                                 LOAN AGREEMENT

                         DATED AS OF DECEMBER 19, 1997

                                 BY AND BETWEEN

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

                                      AND

                            SILVERLEAF RESORTS, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1 PARTICULAR TERMS; DEFINITIONS . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2 THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

           2.1   Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
           2.2   Loan Requests; Loan Supplements  . . . . . . . . . . . . . . 16
                    2.2.1  Submission of Loan Requests  . . . . . . . . . . . 16
                    2.2.2  Execution and Delivery of Loan Supplement  . . . . 17
           2.3   Effect of Loan Supplement  . . . . . . . . . . . . . . . . . 17
           2.4   References . . . . . . . . . . . . . . . . . . . . . . . . . 17
           2.5   Disbursement of Loan Proceeds  . . . . . . . . . . . . . . . 17
           2.6   Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
           2.7   Loan Term; Maturity Date . . . . . . . . . . . . . . . . . . 18
           2.8   Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . 18
                    2.8.1  Interest Rate  . . . . . . . . . . . . . . . . . . 18
                    2.8.2  Calculation of Interest  . . . . . . . . . . . . . 18
           2.9   Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                    2.9.1  Interest . . . . . . . . . . . . . . . . . . . . . 18
                    2.9.2  Repayment of Outstanding Principal
                                  Balance . . . . . . . . . . . . . . . . . . 18
                    2.9.3  General  . . . . . . . . . . . . . . . . . . . . . 18
           2.10  Funding Losses; Change in Law, Etc.  . . . . . . . . . . . . 19
           2.11  Prepayment of Loans  . . . . . . . . . . . . . . . . . . . . 21
                    2.11.1 Optional Prepayments . . . . . . . . . . . . . . . 21
                    2.11.2 Mandatory Prepayments  . . . . . . . . . . . . . . 21
                    2.11.3 No Reborrowings  . . . . . . . . . . . . . . . . . 21
           2.12  Default Interest; Late Charge  . . . . . . . . . . . . . . . 22
           2.13  Excess Interest  . . . . . . . . . . . . . . . . . . . . . . 22
           2.14  Loan Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 23
           2.15  Servicing of Loans . . . . . . . . . . . . . . . . . . . . . 25
           2.16  Certain Notices  . . . . . . . . . . . . . . . . . . . . . . 25
           2.17  Non-Disturbance  . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 3 SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
           3.1   Loan Obligations; Facility Obligations . . . . . . . . . . . 25
           3.2   Cross-Collateralization  . . . . . . . . . . . . . . . . . . 25

ARTICLE 4 CONDITIONS PRECEDENT TO LOANS . . . . . . . . . . . . . . . . . . . 26
           4.1   Representations and Warranties . . . . . . . . . . . . . . . 26
           4.2   No Default . . . . . . . . . . . . . . . . . . . . . . . . . 26

           4.3   No Injunction  . . . . . . . . . . . . . . . . . . . . . . . 26
           4.4   Transaction Costs  . . . . . . . . . . . . . . . . . . . . . 26
           4.5   Delivery of Documents  . . . . . . . . . . . . . . . . . . . 26
           4.6   Loan Requests  . . . . . . . . . . . . . . . . . . . . . . . 27
           4.7   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
           4.8   Borrower's Minimum Equity Requirement  . . . . . . . . . . . 28
           4.9   Title Policy and Endorsements  . . . . . . . . . . . . . . . 28
           4.10  Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
           4.11  Environmental Report . . . . . . . . . . . . . . . . . . . . 29
           4.12  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 29
           4.13  Compliance with Laws . . . . . . . . . . . . . . . . . . . . 29
           4.14  Counsel Opinions . . . . . . . . . . . . . . . . . . . . . . 29
           4.15  Property . . . . . . . . . . . . . . . . . . . . . . . . . . 29
           4.16  Timeshare Documents  . . . . . . . . . . . . . . . . . . . . 29
           4.17  Mortgage Recording Tax . . . . . . . . . . . . . . . . . . . 30
           4.18  Additional Items . . . . . . . . . . . . . . . . . . . . . . 30
           4.19  Consents, Licenses, Approvals, Etc . . . . . . . . . . . . . 30
           4.20  Initial and Subsequent Extensions of Credit  . . . . . . . . 30

ARTICLE 5 CERTAIN REPRESENTATIONS AND WARRANTIES OF BORROWER  . . . . . . . . 30
           5.1   Borrower Organization, Enforceability, Etc . . . . . . . . . 31
                    5.1.1 Borrower Existence; Status  . . . . . . . . . . . . 31
                    5.1.2 Borrower Address  . . . . . . . . . . . . . . . . . 31
                    5.1.3 Borrower's Corporate Structure  . . . . . . . . . . 31
                    5.1.4 Borrower's Organizational Documents . . . . . . . . 31
           5.2   Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
           5.3   Valid Liens  . . . . . . . . . . . . . . . . . . . . . . . . 32
           5.4   Property Uses  . . . . . . . . . . . . . . . . . . . . . . . 32
           5.5   No Structural Defects  . . . . . . . . . . . . . . . . . . . 32
           5.6   Compliance with Zoning, Etc. . . . . . . . . . . . . . . . . 32
           5.7   No Condemnation  . . . . . . . . . . . . . . . . . . . . . . 33
           5.8   No Casualty  . . . . . . . . . . . . . . . . . . . . . . . . 33
           5.9   Purchase Options . . . . . . . . . . . . . . . . . . . . . . 33
           5.10  No Encroachments . . . . . . . . . . . . . . . . . . . . . . 33
           5.11  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 33
           5.12  No Conflict with Law or Agreements . . . . . . . . . . . . . 34
           5.13  Personal Property  . . . . . . . . . . . . . . . . . . . . . 34
           5.14  Easements; Access; Utilities . . . . . . . . . . . . . . . . 34
           5.15  No Flood Hazard, Etc . . . . . . . . . . . . . . . . . . . . 34
           5.16  Property Taxed as a Separate Tax Lot . . . . . . . . . . . . 35
           5.17  Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
           5.18  Environmental  . . . . . . . . . . . . . . . . . . . . . . . 35
           5.19  No Default . . . . . . . . . . . . . . . . . . . . . . . . . 36
           5.20  No Offsets . . . . . . . . . . . . . . . . . . . . . . . . . 36

           5.21  Financial Statements . . . . . . . . . . . . . . . . . . . . 36
           5.22  No Insolvency  . . . . . . . . . . . . . . . . . . . . . . . 37
                    5.22.1 Fraudulent Conveyance  . . . . . . . . . . . . . . 37
           5.23  Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
           5.24  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . 37
           5.25  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
           5.26  FIRPTA . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
           5.27  PUHCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
           5.28  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 38
           5.29  No Margin Stock  . . . . . . . . . . . . . . . . . . . . . . 38
           5.30  Investment Company Act . . . . . . . . . . . . . . . . . . . 38
           5.31  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
           5.32  Full and Accurate Disclosure . . . . . . . . . . . . . . . . 38
           5.33  Other Obligations and Liabilities  . . . . . . . . . . . . . 39
           5.34  Documents  . . . . . . . . . . . . . . . . . . . . . . . . . 39
           5.35  Survival of Representations and Warranties . . . . . . . . . 39
           5.36  Timeshare Development  . . . . . . . . . . . . . . . . . . . 39
           5.37  Resorts  . . . . . . . . . . . . . . . . . . . . . . . . . . 40
           5.38  Timeshare Regimen Reports  . . . . . . . . . . . . . . . . . 41
           5.39  Architectural and Environmental Control  . . . . . . . . . . 42
           5.40  Other Compliance . . . . . . . . . . . . . . . . . . . . . . 42
           5.41  No Investigations or Violations  . . . . . . . . . . . . . . 42

ARTICLE 6 CERTAIN COVENANTS OF BORROWER . . . . . . . . . . . . . . . . . . . 42
           6.1   Payment and Performance of Loan Obligations and Facility
                 Obligations  . . . . . . . . . . . . . . . . . . . . . . . . 42
           6.2   Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . 43
           6.3   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
           6.4   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . 44
           6.5   Compliance with Restrictive Covenants, Etc . . . . . . . . . 44
           6.6   Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
           6.7   Delivery of Notices  . . . . . . . . . . . . . . . . . . . . 46
           6.8   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
           6.9   Intentionally Omitted  . . . . . . . . . . . . . . . . . . . 47
           6.10  After Acquired Property  . . . . . . . . . . . . . . . . . . 48
           6.11  Books and Records  . . . . . . . . . . . . . . . . . . . . . 48
           6.12  Delivery of Estoppel Certificates  . . . . . . . . . . . . . 48
           6.13  Management . . . . . . . . . . . . . . . . . . . . . . . . . 48
           6.14  Financial Statements; Audit Rights . . . . . . . . . . . . . 48
                    6.14.1 Statements to be Delivered . . . . . . . . . . . . 48
                    6.14.2 Time for Delivery  . . . . . . . . . . . . . . . . 50
                    6.14.3 Officer's Certificate  . . . . . . . . . . . . . . 50
           6.15  Maintenance of Non-Taxable Status  . . . . . . . . . . . . . 50
           6.16  Lender's Attorneys' Fees and Expenses  . . . . . . . . . . . 50

           6.17  Environmental  . . . . . . . . . . . . . . . . . . . . . . . 51
           6.18  Report Updates . . . . . . . . . . . . . . . . . . . . . . . 53
           6.19  Lender Access to Property  . . . . . . . . . . . . . . . . . 54
           6.20  Delivery of Documents Regarding Ownership  . . . . . . . . . 54
           6.21  Use of Property  . . . . . . . . . . . . . . . . . . . . . . 54
           6.22  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 54
           6.23  Borrower's Minimum Equity  . . . . . . . . . . . . . . . . . 54
           6.24  Capital Offering Proceeds  . . . . . . . . . . . . . . . . . 54
           6.25  Resort Utilities . . . . . . . . . . . . . . . . . . . . . . 54
           6.26  Resort Maintenance and Amenities . . . . . . . . . . . . . . 54
           6.27  Timeshare Regime . . . . . . . . . . . . . . . . . . . . . . 55
           6.28  Marketing/Sales  . . . . . . . . . . . . . . . . . . . . . . 55
           6.29  Tangible Consolidated Net Worth  . . . . . . . . . . . . . . 55

ARTICLE 7 EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 55
           7.1   Events of Default; Defaults  . . . . . . . . . . . . . . . . 55
                    7.1.1   Non-Payment . . . . . . . . . . . . . . . . . . . 55
                    7.1.2   Affirmative Covenants . . . . . . . . . . . . . . 55
                    7.1.3   Negative Covenants  . . . . . . . . . . . . . . . 56
                    7.1.4   Financial Statements  . . . . . . . . . . . . . . 56
                    7.1.5   Representations . . . . . . . . . . . . . . . . . 56
                    7.1.6   Other Loan Documents  . . . . . . . . . . . . . . 56
                    7.1.7   Failure to Deliver Estoppel Certificate . . . . . 56
                    7.1.8   Cessation of Borrower . . . . . . . . . . . . . . 56
                    7.1.9   Transfer  . . . . . . . . . . . . . . . . . . . . 57
                    7.1.10  Liens . . . . . . . . . . . . . . . . . . . . . . 57
                    7.1.11  Involuntary Bankruptcy, Etc . . . . . . . . . . . 57
                    7.1.12  Voluntary Bankruptcy, Etc . . . . . . . . . . . . 57
                    7.1.13  Judgments . . . . . . . . . . . . . . . . . . . . 57
                    7.1.14  Delivery of Financial Statements  . . . . . . . . 57
                    7.1.15  ERISA . . . . . . . . . . . . . . . . . . . . . . 58
                    7.1.16  Other Conditions for Acceleration . . . . . . . . 58
                    7.1.17  Denial of Obligation  . . . . . . . . . . . . . . 58
                    7.1.18  Failure to Provide Further Assurances . . . . . . 58
                    7.1.19  Priority of Liens Under Loan Documents  . . . . . 58
                    7.1.20  Certain Covenants . . . . . . . . . . . . . . . . 58
                    7.1.21  Default in Payment of Indebtedness  . . . . . . . 58
                    7.1.22  Environmental Claims  . . . . . . . . . . . . . . 58
                    7.1.23  Continuous Operation  . . . . . . . . . . . . . . 59
                    7.1.24  Suspension of Sales . . . . . . . . . . . . . . . 59
           7.2   Termination of Commitment and Rights upon Event of Default . 59
           7.3   Waiver of Stay, Extension and Moratorium Laws, Appraisal and
                   Valuation, Redemption and Marshalling  . . . . . . . . . . 60
           7.4   Preferences  . . . . . . . . . . . . . . . . . . . . . . . . 61

           7.5   Waiver of Cross-Default and Cross-Collateralization  . . . . 61

ARTICLE 8 RELEASES OF COLLATERAL; RIGHT OF FIRST REFUSAL  . . . . . . . . . . 61

           8.1   Release Provisions . . . . . . . . . . . . . . . . . . . . . 61
                    8.1.1 Release Conditions  . . . . . . . . . . . . . . . . 61
                    8.1.2 Definition of Property  . . . . . . . . . . . . . . 62
                    8.1.3 Release . . . . . . . . . . . . . . . . . . . . . . 62
           8.2   Right of First Refusal . . . . . . . . . . . . . . . . . . . 62

ARTICLE 9 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . 63

           9.1   Rights Cumulative; Waivers . . . . . . . . . . . . . . . . . 63
           9.2   Lender's Action for its Own Protection Only  . . . . . . . . 64
           9.3   No Third Party Beneficiaries . . . . . . . . . . . . . . . . 65
           9.4   Payment of Expenses, Etc . . . . . . . . . . . . . . . . . . 65
                    9.4.1 Payment Of Expenses . . . . . . . . . . . . . . . . 65
                    9.4.2 Advances Secured  . . . . . . . . . . . . . . . . . 66
           9.5   Indemnification  . . . . . . . . . . . . . . . . . . . . . . 66
           9.6   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 68
           9.7   No Oral Modification . . . . . . . . . . . . . . . . . . . . 70
           9.8   Assignment by Lender . . . . . . . . . . . . . . . . . . . . 70
                   9.8.1  Assignment  . . . . . . . . . . . . . . . . . . . . 70
                   9.8.2  Participations  . . . . . . . . . . . . . . . . . . 70
                   9.8.3  Assignment and Acceptance . . . . . . . . . . . . . 71
                   9.8.4  Other Business  . . . . . . . . . . . . . . . . . . 71
                   9.8.5  Privity of Contract . . . . . . . . . . . . . . . . 71
                   9.8.6  Availability of Records . . . . . . . . . . . . . . 71
           9.9   Severability . . . . . . . . . . . . . . . . . . . . . . . . 71
           9.10  No Assignment by Borrower  . . . . . . . . . . . . . . . . . 72
           9.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 72
           9.12  Successors and/or Assigns  . . . . . . . . . . . . . . . . . 72
           9.13  Entire Contract  . . . . . . . . . . . . . . . . . . . . . . 72
           9.14  Liability  . . . . . . . . . . . . . . . . . . . . . . . . . 72
           9.15  Counterparts; Headings . . . . . . . . . . . . . . . . . . . 72
           9.16  Time of the Essence  . . . . . . . . . . . . . . . . . . . . 72
           9.17  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 72
                    9.17.1 No Subsequent Consent  . . . . . . . . . . . . . . 72
                    9.17.2 Withholding of Consent . . . . . . . . . . . . . . 73
           9.18  No Partnership . . . . . . . . . . . . . . . . . . . . . . . 73
           9.19  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . 74
           9.20  Limitation on Liability  . . . . . . . . . . . . . . . . . . 74
           9.21  Jurisdiction, Venue, Service of Process  . . . . . . . . . . 74
           9.22  Appointment of Agent for Service of Process  . . . . . . . . 75
           9.23  Rule of Construction . . . . . . . . . . . . . . . . . . . . 75

           9.24  Further Assurances . . . . . . . . . . . . . . . . . . . . . 75
           9.25  Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . 76
           9.26  Placement of Loan  . . . . . . . . . . . . . . . . . . . . . 76
                    9.26.1 Loan Pool. . . . . . . . . . . . . . . . . . . . . 76
                    9.26.2 Rating Agency Requirements . . . . . . . . . . . . 76
                    9.26.3 Disclosure; Indemnification  . . . . . . . . . . . 78
                    9.26.4 Trustee  . . . . . . . . . . . . . . . . . . . . . 79
                    9.26.5 Information Access . . . . . . . . . . . . . . . . 79
                    9.26.6 Time of Transfer or Placement  . . . . . . . . . . 79
           9.27  Disclosure of Information By Lender  . . . . . . . . . . . . 79

ARTICLE 10 SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 80
           10.1  Tax and Insurance Escrow . . . . . . . . . . . . . . . . . . 80
                    10.1.1 Tax and Insurance Deposits . . . . . . . . . . . . 80
                    10.1.2 Payment of Taxes and Insurance Premiums  . . . . . 80
                    10.1.3 Application upon Event of Default  . . . . . . . . 81
                    10.1.4 Reliance . . . . . . . . . . . . . . . . . . . . . 81
                    10.1.5 No Third Party Beneficiary . . . . . . . . . . . . 81

SCHEDULES
---------

Schedule A       Approved Loans

EXHIBITS

Exhibit A        Form of Loan Supplement
Exhibit B        Form of Mortgage Note
Exhibit C        Form of First Mortgage
Exhibit D        Form of Second Mortgage
Exhibit E        Form of Environmental Indemnity
Exhibit F-1      Form of Corporate Opinion
Exhibit F-2      Form of Local Counsel Opinion

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "AGREEMENT") is made as of the 19th day of December, 1997 between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Lender"), and SILVERLEAF RESORTS, INC., a Texas corporation ("BORROWER").

                                    RECITALS

         A. Borrower has acquired or shall acquire each of the Properties (as hereinafter defined) for the purpose of owning, developing and operating timeshare resort developments in a manner similar to the timeshare resort developments currently owned and operated by Borrower.

         B. Borrower has requested that Lender make available to Borrower a non-revolving credit facility in the aggregate principal sum of up to Ten Million and 00/100 Dollars ($10,000,000.00) to be used by Borrower for the purpose of financing and/or refinancing certain of the development and acquisition costs for each of the Properties.

         C. Lender has advised Borrower that, subject to the terms of this Agreement and the documents to be executed in connection herewith, and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loans (as hereinafter defined) to Borrower on the terms and conditions set forth herein.

         D. It is the intention of the parties that, notwithstanding that Borrower owns each of the Properties, all of the Loan Obligations (as hereinafter defined) of Borrower under this Agreement, the Loan Documents and the Facility Documents (as each such term is hereinafter defined) shall be secured by first and second mortgage or deed of trust liens on each of the Properties and by other collateral and agreements, as more particularly set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                   ARTICLE 1
                         PARTICULAR TERMS; DEFINITIONS

         For all purposes of this Agreement, the following terms shall have the respective meanings hereinafter specified, such definitions to be applicable equally to the singular and plural forms of such terms:

         "ACM" shall mean asbestos-containing materials.

         "AFFILIATE" shall mean, with respect to a specified Person, (i) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (ii) any Person who is an officer, director, partner, manager, employee, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, has an Ownership Interest in the specified Person, (iv) any Person in which the specified Person has an Ownership Interest, (v) the spouse, issue, or parent of the specified Person, and (vi) any Person which would constitute an Affiliate of any such Person described in clauses (i) through (v) above.

         "AFFIRMATIVE COVENANT" shall mean a promise or covenant by any Person to perform, act, suffer, permit or consent to.

         "AGGREGATE LOAN AMOUNT" shall mean, as of any date of determination, the aggregate Loan Amount of all Loans which have been made on or before such date.

         "AGREEMENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "APPROVED ACCOUNTANT" shall mean one of the so-called "Big Six" accounting firms or such other independent certified public accountant of nationally recognized standing selected by the Person required to deliver the applicable Financial Statements and other reports specified herein, which Approved Accountant shall be approved by Lender.

         "APPROVED BUDGET" shall have the meaning ascribed to such term in
Section 6.14.1 (d) hereof.

         "APPROVED LEASES" shall mean all Leases entered into after the date of this Agreement in accordance with Section 6.6 hereof.

         "ASSIGNEES" shall have the meaning ascribed to such term in Section 9.8.1, hereof.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended.

         "BASE RATE" shall mean the rate per annum equal to,

                 (i) during the period prior to the Scheduled Maturity Date, three percent (3.0%) in excess of the then applicable Treasury Rate, or

                 (ii) during the period on and after the Maturity Date, seven percent (7.0%) in excess of the then applicable Treasury Rate.

         "BEST KNOWLEDGE" OR "KNOWLEDGE" shall mean, for the purpose of this Agreement and the other Loan Documents and Facility Documents, the actual knowledge of the Person in question, after having made due inquiry. If any entity with respect to which this term would be applicable is a corporation, knowledge of such entity shall refer to actual knowledge of its officers or directors, after having made due inquiry. If any such entity is a partnership, knowledge of such entity shall refer to actual knowledge of each of its partners who participates in the management of such partnership (directly or indirectly), after having made due inquiry. If any such entity is a limited liability company, knowledge of such entity shall refer to actual knowledge of its managing members, after having made due inquiry.

         "BORROWER" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "BORROWER'S MINIMUM EQUITY" shall have the meaning ascribed to such term in Section 4.8 hereof.

         "CAPITAL ADEQUACY EVENTS" shall have the meaning ascribed to such term in Section 2.10(d) hereof.

         "CAPITAL OFFERING" shall mean any public offering by Borrower of its securities or any bond offering by Borrower; provided, however, that should Borrower transfer its business and assets, or any Ownership Interests in Borrower to another non-natural Person of which it shall retain control (notwithstanding that such transfer is not permitted hereunder), the term Capital Offering shall mean any public offering of the securities of such Person or any bond offering by such Person.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), as the same may be amended from time to time.

         "CERTIFICATES" means the securities issued in connection with a Securitization of the Loans.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time after the date of this Agreement as a "person" or "group" (within the meaning of Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934), other than a Person who has filed a Schedule 13(d) with the Securities and Exchange Commission on or prior to the date of this Agreement (but only as to the stock of Borrower that such Person holds as of the date of this Agreement), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 5% of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors. Notwithstanding anything to the contrary set forth herein, if any stock or other interest in Borrower or right to manage Borrower shall have been pledged or otherwise given as security prior to the date of this Agreement, a Change of Control shall be deemed to have occurred upon the exercise of any rights or remedies under or in connection with such pledge or other security arrangement which results in such stock or other interest or the right to manage being foreclosed or otherwise being finally vested in another Person.

         "CLAIM" shall have the meaning ascribed to such term in Section 9.5(b) hereof.

         "CLOSING DATE" shall mean, for each Loan, the date of disbursement by Lender to or for the account of Borrower of the Funding Amount of such Loan.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall have the meaning ascribed to such term in Section
3.2 hereof.

         "COMMITMENT" shall mean the obligation of Lender to make Loans in an aggregate principal sum up to, but not exceeding, Ten Million and 00/100 Dollars ($ 10,000,000.00).

         "COMMITMENT TERMINATION Date" shall mean the earliest to occur of (i) December 19, 1998, or (ii) such date as there shall have occurred (A) an Event of Default hereunder and the Commitment shall have terminated in the manner specified in Section 7.2(a) hereof, or (B) a prepayment of the Loans in accordance with,Section 2.11.1 (b) hereof.

         "COMMON ELEMENTS" shall mean all common elements at the Property including, but not limited to, any limited common element, as each such common element is defined or provided for in the Declaration or other Timeshare Document.

         "CONTROL" (AND THE CORRELATIVE TERMS "CONTROLLED BY" AND
"CONTROLLING") shall mean the power to direct the business and affairs of the Person in question by reason of the ownership of beneficial interests, by contract or otherwise.

         "CORRECTIVE WORK" shall mean the removal, relocation, elimination, remediation, encapsulation or any other treatment of Hazardous Substances of or from all or any portion of any Property or any other property owned and/or leased by Borrower and, to the extent thereby required, the reconstruction and rehabilitation of such Property or any other property owned and/or leased by Borrower performed by any Person including, without limitation, Borrower, Lender, any other Indemnified Party, any of their respective agents, contractors, subcontractors, employees, or any Governmental Authority for any reason, including, without limitation, pursuant to any Environmental Laws.

         "COSTS"' shall mean all out-of-pocket expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the preparation, negotiation and enforcement of this Agreement and the other Loan Documents and Facility Documents, including payments to remove or protect against liens, attorneys' fees, receivers' fees, engineers' fees, accountants' fees, appraisal fees, independent consultants' fees (including environmental consultants), servicing fees, all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of any Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, repair costs and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and Uniform Commercial Code searches and examinations, title insurance policies, Torrens' Certificates and similar data and assurances with respect to title as

Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of any Property the true condition of the title to, or the value of, such Property.

         "DECLARATION" OR "DECLARATIONS" shall mean with respect to each Resort, the applicable declaration filed by Borrower on the land records where such Resort is located, submitting the Property described therein to a time share form of vacation ownership.

         "DEFAULT" shall have the meaning ascribed to such term in Section 7.1 hereof.

         "DEFAULT RATE" shall have the meaning ascribed to such term in Section
2.12 hereof. In no event shall the Default Rate exceed the maximum interest rate permitted under applicable law.

         "DESIGNATED OFFICER" shall mean (i) if Borrower is a corporation, the chief financial officer of such corporation or such other officer of such corporation as is fully familiar with the financial affairs of Borrower and is approved by Lender, (ii) if Borrower is a partnership, such officer of Borrower's managing general partner as satisfies the first sentence of this definition, or (iii) if Borrower is a limited liability company, such officer of Borrower's managing member as satisfies the first sentence of this definition.

         "DESIGNEE" shall have the meaning specified in Section 9.22 hereof.

         "DISCLOSED VIOLATIONS" shall have the meaning ascribed to such term in
Section 5.6(a) hereof.

         "DISCLOSURE DOCUMENT" shall have the meaning ascribed to such term in Section 9.26.3 hereof.

         "DISQUALIFIED PERSON" shall have the meaning ascribed to such term in
Section 5.25 hereof.

         "DOLLAR" or "$" shall mean lawful money of the United States of America.

         "DOMESTIC BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted by law to close in New York City.

         "EASEMENT" shall have the meaning ascribed to such term in Section
5.14 hereof

         "ENVIRONMENTAL COSTS" shall mean incurred and potential damages, losses, liabilities, costs and expenses of Corrective Work, any other clean-up or response costs (which, without limitation, shall include costs to cause any Property or any other property owned and/or leased by Borrower to come into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), and any other incurred or potential obligations, penalties, fines,.impositions, fees, levies, lien removal or bonding costs, claims, litigation, demands, causes of action (including, without limitation, any reduction in the value of such Property or other property owned and/or leased by Borrower) damages (including any actual, punitive or consequential damages under any disbursements or expenses of any kind and nature whatsoever (including, without limitation, attorneys' and experts' or other consultants' reasonable fees and disbursements incurred in connection with any of the matters with respect to which Lender is indemnified hereunder or under any other Loan Agreement), including interest thereon.

         "ENVIRONMENTAL LAWS" shall mean CERCLA; The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; The Hazardous Substances Transportation Act, 42 U.S.C. Section 9601, et seq.; The Emergency Planning & Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001, et seq.; The Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; The Clean Air Act, 42 U.S.C. Section 7401 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; The Safe Drinking Water Act, 42 U.S.C. Section 201 et seq.; as any of the foregoing may be amended from time to time; and any other federal, state and local laws or regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, buildings or facilities) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ENVIRONMENTAL MATTER" shall mean any matter arising out of, relating to, or resulting from pollution, contamination or protection of the environment (including natural resources), and any matters relating to emission, discharge, release or threatened release, of Hazardous Substances into the air (indoor and outdoor), surface water, ground water, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

         "ENVIRONMENTAL REPORT" shall have the meaning ascribed to such term in
Section 4.11 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

         "EURODOLLAR BUSINESS DAY" shall mean any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

         "EVENT OF DEFAULT" shall have the meaning ascribed to such term in
Section 7.1 hereof.

         "EXCESS INTEREST" shall have the meaning ascribed to such term in
Section 2.13 hereof.

         "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

         "EXERCISE NOTICE" shall have the meaning ascribed to such term in
Section 8.2 hereof.

         "FACILITY COLLATERAL" shall have the meaning ascribed to such term in
Section 3.2 hereof.

         "FACILITY DOCUMENTS" shall have the meaning ascribed to such term in
Section 3.1.2 hereof.

         "FACILITY OBLIGATIONS" shall have the meaning ascribed to such term in
Section 3.1.2 hereof.

         "FINANCIAL STATEMENTS" shall mean the financial statements and other documentation required to be delivered pursuant to Section 6.14 hereof.

         "FINANCING NOTICE" shall have the meaning ascribed to such term in
Section 8.2 hereof.

         "FIRST MORTGAGE" shall have the meaning ascribed to such term in
Section 4.5 hereof.

         "FUNDING AMOUNT" shall mean, in respect of any Loan advanced hereunder, an amount equal to not more than sixty-five percent (65%) of the Property Capitalization of the Property for which such Loan is being advanced as calculated and set forth in the Loan Supplement for such Loan.

         "FUNDING LOSSES" shall have the meaning ascribed to such term in
Section 2.10(a) hereof.

         "FUNDING PARTY" shall mean any bank or other entity, if any, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, any of the Loans.

         "GOVERNMENTAL AUTHORITY" shall mean the United States, the State and City where the applicable Property is located and any political subdivision of any of the foregoing, and any agency, department, commission, board, court, bureau or instrumentality of any of them, or any securities exchange.

         "HAZARDOUS SUBSTANCES" shall mean asbestos, ACM, PCBs, urea-formaldehyde and urea-formaldehyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant or contaminant, including, without limitation, any substance defined or treated as a "hazardous substance", "extremely hazardous substance" or "toxic substance" (or comparable term) in any applicable Environmental Law and any other material, which may give rise to Environmental Costs.

         "IMPROVEMENTS" shall mean the buildings, improvements and structures situated on or appurtenant to any Property.

         "INDEBTEDNESS" shall mean any and all liabilities and obligations owing by any Person to any Person, including principal, interest, charges, fees, reimbursements and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, (i) in respect of any borrowed money (whether by loans, the issuance and sale of debt securities or the sale of any property to another Person subject to an understanding, agreement, contract or otherwise to repurchase such property) or for the deferred purchase price of any property or services (other than trade accounts payable or accrued expenses that are or would be incurred in the ordinary course of business ("TRADE PAYABLES") and payable within thirty (30) days), (ii) as lessee under any leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) under direct or indirect guarantees and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure any creditor against loss in respect of the obligations of others, (iv) in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such indebted Person, or (v) in respect of unfunded vested benefits under plans covered by ERISA or any similar liabilities to, for the benefit of, or on behalf of, any employees of such indebted Person.

         "INDEMNIFIED PARTIES" shall mean each of Lender, the Affiliates of Lender and the Participants and their respective successors, assigns, partners, members, shareholders, officers, directors, employees, agents and attorneys.

         "INSOLVENT" shall mean (i) the inability of a Person to pay its debts as they become due and/or (ii) the fair value of such Person's debts is greater than the fair value of such Person's assets.

         "INTEREST ACCRUAL PERIOD" shall mean, with respect to any Payment Date, the calendar month preceding such Payment Date, provided, however, that no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Accrual Period shall begin on the date of this Agreement.

         "INTERVAL" shall mean with respect to each Resort, the undivided fractional fee simple interval ownership interest as a tenant-in-common (sometimes referred to in the Timeshare Documents as a "Vacation Ownership Interest") in a Unit sold to a third party purchaser by delivery of a warranty deed, for a time-share period (sometimes referred to in the Timeshare Documents as a "Use Period") per calendar year of one week, together with all appurtenant rights and interests, including, without limitation, appurtenant rights in and to the Common Elements, and Easements and other use rights in and to all Resort facilities and amenities all as more particularly described in the Declaration or other Timeshare Documents.

         "LAW CHANGE" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

         "LEASE" shall mean any lease now or hereafter on or affecting any Property, or any part thereof, whether written or oral, and all licenses and other agreements for the use and/or occupancy of any Property, or any part thereof, as the same shall have been or shall hereafter be amended.

         "LEGAL REQUIREMENT" shall mean any law, statute, ordinance, order, rule, regulation, decree or other requirement of a Governmental Authority, and all conditions of any Permit.

         "LENDER" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "LENDER'S COUNSEL" shall mean Brown Raysman Millstein Felder & Steiner LLP, located in New York, New York, and any other law firm acting as counsel to Lender.

         "LENDER'S COUNSEL FEES" shall mean all reasonable fees and disbursements of Lender's Counsel.

         "LENDER'S PROPOSED FINANCING" shall have the meaning ascribed to such term in Section 8.2 hereof

         "LIBOR" shall mean, with respect to any Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported, with respect to the initial Interest Accrual Period, at 11:00 a.m. London time on the date of this Agreement (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day), and thereafter, at 11:00 a.m. London time on the date two (2) Eurodollar Business Days prior to the first day of such Interest Accrual Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a thirty (30) day term and in an amount of $1,000,000 or more (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Lender in its sole but good faith discretion shall determine. LIBOR for any Interest Accrual Period shall be adjusted from time to time by increasing the rate thereof to compensate Lender and any Funding Party for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender or such Funding Party with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender or such Funding Party of similar effect.

         "LIBOR INTEREST RATE" shall mean, with respect to any Interest Accrual Period, the floating rate per annum equal to three percent (3.0%) in excess of LIBOR for such Interest Accrual Period.

         "LIENS" shall have the meaning ascribed to such term in Section 6.3 hereof.

         "LOAN" shall mean a non-revolving credit loan made in respect of a Property in accordance with the terms hereof (collectively, the "LOANS").

         "LOAN AMOUNT" shall mean, in respect of any Loan, the original maximum principal amount of such Loan, whether or not ultimately advanced to Borrower.

         "LOAN COLLATERAL" shall have the meaning ascribed to such term in
Section 3.2 hereof.

         "LOAN DOCUMENTS" shall have the meaning ascribed to such term in
Section 4.5 hereof.

         "LOAN INTEREST" shall have the meaning ascribed to such term in
Section 9.26.1 hereof.

         "LOAN OBLIGATIONS" shall have the meaning ascribed to such term in
Section 3.1.1 hereof.

         "LOAN POOL" shall have the meaning ascribed to such term in Section
9.26.1 hereof.

         "LOAN REQUEST" shall have the meaning ascribed to such term in Section
2.2.1 hereof.

         "LOAN SERVICER" shall have the meaning ascribed to such term in
Section 2.15 hereof.

         "LOAN SERVICING FEE" shall have the meaning ascribed to such term in
Section 2.15 hereof.

         "LOAN SUPPLEMENT" or "LOAN SUPPLEMENTS" shall have the meaning ascribed to such term in Section 2.2.1 hereof.

         "LOAN TAXES" shall have the meaning ascribed to such term in section 2.14(a) hereof.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the ability of Borrower to perform its material obligations under any of the Loan Documents and/or Facility Documents, including, without limitation, the timely payment of principal of or interest on any Loan or other amounts payable in connection therewith by Borrower, (ii) the validity or enforceability of any of the Loan Documents and/or Facility Documents by or against Borrower, (iii) the rights and remedies of Lender under any of the Loan Documents and/or Facility Documents, or (iv) without limiting the foregoing, any Property or any use or occupancy thereof and/or the Collateral and the priority of the Liens thereon in favor of Lender.

         "MATURITY DATE" shall mean the day which is the earlier to occur of
(i) the Scheduled Maturity Date or (ii) the date on which payment of the Loans shall have been accelerated pursuant to the terms of this Agreement.

         "MORTGAGES" shall have the meaning ascribed to such term in Section
4.5 hereof.

         "NEGATIVE COVENANT" shall mean a promise or covenant by any Person not to act, perform, suffer, permit or consent to.

         "NOTE" or "NOTES" shall have the meaning set forth in Section 2.6 hereof.

         "NOTICES" shall have the meaning ascribed to such term in Section 9.6 hereof.

         "OBLIGATED PARTY" shall have the meaning ascribed to such term in
Section 7.2(b)(i) hereof.

         "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender and signed by the Designated Officer of Borrower. Any Officer's Certificate shall be based on the actual knowledge, upon due inquiry, of the officer executing the same and shall contain a statement by such officer that (i) in the ordinary course of the performance of his duties he would normally obtain knowledge of, or (ii) he has made such inquiry as in his judgment is reasonably sufficient to obtain knowledge of, the existence of any condition or event necessary to make the statement(s) otherwise set forth in such Officer's Certificate.

         "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any Person who is not a natural person, the certificate or articles of incorporation, memorandum of association, articles of association, trust agreement, by-laws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interests.

         "OUTSTANDING PRINCIPAL BALANCE" means, as of any date with respect to any Loan made to Borrower hereunder, the outstanding principal balance of such Loan.

         "OWNERSHIP INTEREST" shall mean, with respect to any Person, ownership of the right to profits and losses of, and/or the right to exercise voting power to elect directors, managers, operators or other management of, or otherwise to affect the direction of management, policies or affairs of, such Person, whether through ownership of securities or partnership, membership or other interests therein, by contract or otherwise.

         "PARTICIPANTS," shall have the meaning ascribed to such term in
Section 9.8.2. hereof.

         "PARTY IN INTEREST" shall have the meaning ascribed to such term in
Section 5.25(a) hereof.

         "PAYMENT DATE" shall mean February 1, 1998 and the first day of each month thereafter during the Term.

         "PCBs" shall mean polychlorinated biphenyls.

         "PERMIT" shall mean all approvals, consents, registrations, franchises, permits, licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by the applicable Governmental Authority for the construction, lawful occupancy and operation of the improvements on any Property and the actual and contemplated uses thereof.

         "PERMITTED ENCUMBRANCES" shall mean those interests encumbering all or any portion of any Property, which interests are set forth on Schedule B of the Title Policy in respect of such Property or which have otherwise been disclosed in writing to Lender or are hereafter consented to by Lender in writing.

         "PERMITTED TRANSFERS" shall have the meaning ascribed to such term in
Section 6.2(e) hereof.

         "PERSON" shall mean any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, estate, trust, unincorporated association, joint venture or other entity or a government or an agency or political subdivision thereof.

         "PLACEMENT PARTY" shall have the meaning ascribed to such term in
Section 9.26.1 hereof.

         "PROHIBITED TRANSACTION" shall mean a prohibited transaction as described under Section 406 of ERISA or Section 4975 of the Code which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.

         "PROPERTY" shall mean any parcel or parcels of real property and the related Improvements owned and/or leased by Borrower, which are either vacant land or used as a campground and/or Resort, and which are encumbered by the Mortgages as Collateral for the Loan Obligations and/or Facility Obligations (collectively, the "PROPERTIES").

         "PROPERTY CAPITALIZATION" shall mean, in respect of any Property, the total costs and expenses incurred by Borrower to acquire and finance such Property, as determined by Lender in its sole discretion, including, without limitation, the purchase price and any Soft Costs.

         "PROPOSED FINANCING" shall have the meaning ascribed to such term in
Section 8.2 hereof.

         "RATING AGENCIES" shall mean (i) any nationally-recognized statistical rating organizations that provide a rating on any of the Certificates on the date of issuance of such Certificates, or (ii) prior to the issuance of the Certificates, Standard & Poor's Rating Group, a division of The McGraw Hill Corporation, and any other nationally-recognized statistical rating organization that has been designated by Lender in its sole discretion.

         "RELEASE" shall have the meaning ascribed to such term in Section
8.1.1 hereof.

         "RELEASE CONDITIONS" shall have the meaning ascribed to such term in
Section 8.1.1 hereof.

         "RELEASE PRICE" shall have the meaning ascribed to such term in
Section 8.1.1(c) hereof.

         "RELEASE REQUEST" shall have the meaning ascribed to such term in
Section 8.1.1(a) hereof

         "RESORT" or "RESORTS" shall mean, as applicable, each or all of the vacation ownership, interval ownership and time-share projects existing or to be developed at each of the Properties, consisting of, among other things, Units and Intervals now existing or hereafter added, in one or more buildings or phases and all related Common Elements and appurtenances, together with all related or appurtenant properties, amenities, facilities, equipment, appliances, fixtures, Easements, and other rights and interests as established by and more fully described in the applicable Declaration and other Timeshare Documents, as the same may be amended from time to time.

         "RESPA" shall have meaning ascribed to such term in Section 5.40 hereof.

         "SCHEDULED MATURITY DATE" shall mean January 1, 2000.

         "SECOND MORTGAGE" shall have the meaning ascribed to such term in
Section 4.5 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIZATION" shall have the meaning ascribed to such term in
Section 9.26.1 hereof.

         "SECURITIZATION INDEMNIFICATION" shall have the meaning ascribed to such term in Section 9.26.3 hereof.

         "SECURITIZATION INDEMNIFIED PARTY" shall have the meaning ascribed to such term in Section 9.26.3 hereof.

         "SOFT COSTS" shall mean, in respect of any Property, the total "soft" costs and expenses incurred by Borrower to acquire and finance such Property set forth on the Loan Supplement for such Property, as determined by Lender in its sole discretion, including, without limitation, the title search fees and premiums, survey fees, brokerage commissions, attorneys fees and expenses, the costs incurred for the preparation of engineering, environmental, marketing and other due diligence reports in anticipation of such purchase and financing of such Property (including any such costs incurred with respect to the Loan for such Property), which costs shall not exceed $100,000.00 in the aggregate for each Property.

         "SURVEY" shall have the meaning ascribed to such term in Section 4.10 hereof.

         "TANGIBLE ASSETS" shall mean, as to any Person at any particular date, all amounts that would be included as assets on a consolidated balance sheet of such Person and its subsidiaries as of such date, computed in accordance with generally accepted accounting principles, consistently applied, minus without duplication (a) the amount of any Indebtedness owed to such Person by any Affiliate of such Person, (b) the value of any intangible assets (including any value attributable to goodwill, organizational expenses, trademarks, tradenames and similar intellectual property rights, franchises, licenses and other items which would properly be treated as intangible in accordance with generally accepted accounting principles, consistently applied, (c) all reserves, prepaid expenses, deferred charges or unamortized debt discount and expense (except those paid or incurred in the ordinary course of business), (d) without duplication of amounts allocable to assets already excluded therefrom in accordance with generally accepted accounting principles, consistently applied, the value of any other securities of, capital contributions to, or investments in any Affiliate of such Person unless publicly traded, readily marketable, or capable of independent valuation, but such securities shall not fail to be readily marketable because of, for example, restrictions on transfer or other requirements of law where such restrictions or requirements are reasonably taken into consideration in determining the value thereof), and (e) any write-up in the book value of any asset (other then readily marketable securities) resulting from a revaluation thereof subsequent to such Person's fiscal year end for the most recent fiscal year of such Person.

         "TANGIBLE CONSOLIDATED NET WORTH" shall mean, at any particular date, an amount equal to the excess of all of Borrower's Tangible Assets over all amounts that would be included as liabilities on a balance sheet of Borrower as of such date, computed on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "TAXES" shall have the meaning ascribed to such term in the Mortgages.

         "TERM" shall mean the period commencing on the date hereof and ending on the date on which the entire Outstanding Principal Balance of all Loans and all other sums that shall be due and payable to Lender hereunder and under any of the other Loan Documents and Facility Documents, shall be paid in full to Lender.

         "TIMESHARE ACT" shall mean, collectively, those certain timeshare acts or other laws, if any, as the same may be amended from time to time, and any rules and regulations promulgated thereunder, and any subsequent statutes that may be enacted pertaining to the development, establishment, existence, or operation of interval ownership, timeshare membership or vacation ownership or membership resorts or any matter whatsoever relating thereto in the states where each of the Resorts are located, including, but not limited to, Nevada, Illinois, Missouri and Texas.

         "TIMESHARE DOCUMENTS" shall mean all of the documents relating to each of the Resorts and the creation, marketing and sale of Intervals thereat, respectively, including:

                 (i) The registration statements, if required, to be filed with each of the states in which a Resort is located approving the establishment and operation of the Resorts and the sale of Intervals;

                 (ii) The Declaration and all amendments establishing and describing the timeshare state status of the Units and Intervals, and all amenities, services, and the Common Elements and areas related or appurtenant thereto and any other declarations, covenants, conditions and restrictions encumbering the Resorts;

                 (iii)    The rules and regulations of the Resorts;

                 (iv) Other registrations, approvals and permits for the creation and sale of Intervals and the operation of the Resorts, including, without limitation, samples of all advertising and promotional materials;

                 (v) The Organizational Documents of any Timeshare Owner's Association, together with its certificate of good standing if the Timeshare Owner's Association is an incorporated association;

                 (vi) All agreements entered into, by or on behalf of the Timeshare Owner's Association, including, but not limited to, agreements with Borrower or any Affiliate thereof related to marketing management, operations and maintenance of the Resorts and agreements with purchasers of Intervals; and

                 (vii) The form of all documents used to market and sell Intervals or that govern the rights of purchasers thereof, including, without limitation, purchase contacts, advertising materials, notes receivable, truth-in-lending and RESPA disclosure statements, purchaser's acknowledgments, grant deeds, mortgages or deeds of trust, reservation agreements, subsidy agreements, management agreements, warranties, space leases, equipment leases or other personal property financing arrangements, if any.

         "TIMESHARE OWNER'S ASSOCIATION" shall mean, with respect to each Resort, those nonstock not-for-profit corporations, whose members are Interval owners, which are organized to administer the Resort, including, without limitation, those not-for-profit corporations set forth on each Loan Supplement.

         "TIMESHARE PROPERTY" shall mean any Property which has an existing Resort located thereon.

         "TITLE COMPANY" shall have the meaning ascribed to such term in
Section 4.9 hereof.

         "TITLE POLICY" shall have the meaning ascribed to such term in Section
4.9 hereof.

         "TRADE PAYABLES" shall have the meaning ascribed to such term in the definition of "Indebtedness" above.

         "TRANSFER" shall have the meaning specified in Section 6.2 hereof.

         "TREASURY RATE" shall mean, with respect to any Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported, with respect to the initial Interest Accrual Period, at 11:00 a.m. New York City time on the date of this Agreement (or if such date is not a Domestic Business Day, the immediately preceding Domestic Business Day), and during any Interest Accrual Period thereafter, at 11:00 a.m. New York City time on the date two (2) Domestic Business Days prior to the first day of each such Interest Accrual Period, on United States Treasury Securities, adjusted to a constant maturity of one (1) year.

         "U.S. PERSON" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

         "UNIT" shall mean, with respect to each Resort located at a Timeshare Property, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests and services, Easements and other rights or benefits as described and provided for in the Declaration, including, but limited to, the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

                                   ARTICLE 2
                                   THE LOANS

         2.1 LOANS. Subject to the terms and conditions of this Agreement, including, without limitation, satisfaction of each of the conditions precedent set forth in Article 4 hereof, and relying upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Loans to Borrower in an aggregate principal amount up to, but not exceeding, the Commitment, beginning on the date hereof and continuing through the Commitment Termination Date. Within the limitations set forth in this Agreement, Borrower may, from time to time, borrow and prepay (but may not reborrow) the Loans up to the Commitment.

         2.2     LOAN REQUESTS; LOAN SUPPLEMENTS.

                 2.2.1 SUBMISSION OF LOAN REQUESTS. At any time prior to the Commitment Termination Date, provided no Default shall have occurred and be continuing, Borrower shall have the right to submit to Lender requests for Loans (each, a "LOAN REQUEST"), the aggregate principal amount of which shall never exceed the Commitment. Each Loan Request shall include (i) a Loan Supplement substantially in the form annexed hereto as Exhibit A (each, a "LOAN SUPPLEMENT", and collectively, the "LOAN SUPPLEMENTS"), setting forth the terms of the proposed Loan, (ii) evidence reasonably satisfactory to Lender that, with respect to such Loan, the conditions precedent set forth in Article 4 hereof have been, or as of the closing of such proposed Loan will be, satisfied, and (iii) a representation and warranty of Borrower that the requested Loan, when added to the then existing or concurrently requested Loans, does not exceed the Commitment. All Loans shall be in a minimum Loan Amount of $300,000.00, and Lender shall not be obligated to fund any Loans more often than four (4) times prior to the Commitment Termination Date. Lender shall have ten (10) days following its receipt of each Loan Request to approve or disapprove the proposed Loan requested therein in its sole reasonable discretion; provided, however, that Lender's failure to so notify Borrower of the approval or disapproval of such Loan Request shall be deemed a disapproval of such Loan Request, but shall have no effect on any of Lender's rights or remedies hereunder. Lender hereby approves the Loan Requests for each of the Loans set forth on Schedule A annexed hereto. Notwithstanding Lender's approval of a Loan Request, Borrower shall comply with all of the terms and conditions of this Agreement and the other Loan Documents as a condition precedent to Lender advancing the requested Loan.

                 2.2.2 EXECUTION AND DELIVERY OF LOAN SUPPLEMENT. Following Lender's approval of any proposed Loan pursuant to a Loan Request, as provided in Section 2.2.1 hereof, at any time prior to the Commitment Termination Date, and provided that no Default shall have occurred and be continuing, upon (i) the due execution and delivery of a completed Loan Supplement together with the other Loan Documents contemplated herein in respect of such proposed Loan, and
(ii) the satisfaction of the conditions precedent set forth in Article 4 hereof with respect to such proposed Loan, Lender shall advance a Loan to Borrower in respect of the Property identified in such Loan Supplement in accordance with and subject to the terms and conditions set forth in such Loan Supplement, this Agreement, the other Loan Documents and such other terms and conditions as Lender reasonably shall require.

         2.3 EFFECT OF LOAN SUPPLEMENT. The execution and delivery by Borrower of a Loan Supplement shall constitute the irrevocable acceptance, assumption and ratification by Borrower of the terms and conditions of this Agreement for all purposes with respect to the Loan identified in such Loan Supplement. Each Loan to be advanced in connection with any Loan Supplement shall constitute a separate Loan and shall incorporate therein all of the terms and conditions of this Agreement to the same extent as if the provisions hereof were set forth in full therein, provided that each successive Loan Supplement shall be deemed to amend and restate the aggregate amount of Loans advanced under all Loan Supplements.

         2.4 REFERENCES. This Agreement shall constitute Lender's and Borrower's agreement concerning, and contains all terms, covenants and conditions applicable to, all Loans contemplated hereby, and shall also evidence the Loan Obligations and the Facility Obligations. Accordingly, all references in this Agreement to the terms "Loan" and "Property", in the singular sense, shall be deemed to be a reference to each Loan provided for in each Loan Supplement and the Property identified in such Loan Supplement securing such Loan. All references in this Agreement to the terms "Loans" and "Properties", in the plural sense, shall be deemed to be a reference to all Loans provided for in all Loan Supplements and all Properties identified in all Loan Supplements securing each Loan, in the aggregate.

         2.5 DISBURSEMENT OF LOAN PROCEEDS. Not later than 4:00 P.M. New York City Time, on the date specified in each Loan Supplement pursuant to a Loan Request which has been approved by Lender, and so long as no Default shall then have occurred and be continuing, Lender shall transfer to Borrower or to such other party as Borrower shall direct, by wire transfer or otherwise as directed by Borrower, but in any event in immediately available funds, an amount equal to the Funding Amount relating to the Loan to be made by Lender to Borrower pursuant to such Loan Supplement on such date.

         2.6 NOTE. Each Loan shall be evidenced by a Mortgage Note of Borrower with respect thereto (each,a "NOTE", and collectively, the "NOTES") which shall be substantially in the form of Exhibit B annexed hereto, with such changes thereto, if any, as shall be required to properly evidence and reflect the terms of the Loan as provided for in the Loan Supplement for such Loan and/or to conform to the laws of the state in which the applicable Property is located.

         2.7 LOAN TERM; MATURITY DATE. Each of the Loans shall mature on the Maturity Date, irrespective of its Closing Date, at which time the entire Loan Obligations shall be due and payable, it being expressly understood and agreed that the other Facility Obligations shall also mature and be due and payable on the Maturity Date.

         2.8     INTEREST RATE.

                 2.8.1    INTEREST RATE.   Subject to the further provisions of
this Agreement, including Sections 2.12 and 2.13 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the LIBOR Interest Rate for any Interest Accrual Period commencing throughout the Term.

                 2.8.2 CALCULATION OF INTEREST. All interest payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be excluded.

         2.9     PAYMENTS.

                 2.9.1 INTEREST. Prior to the Maturity Date, interest accruing on the Outstanding Principal Balance during each Interest Accrual Period shall be payable by Borrower monthly in arrears on each Payment Date.

                 2.9.2 REPAYMENT OF OUTSTANDING PRINCIPAL BALANCE. The entire Outstanding Principal Balance, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents and/or the Facility Documents, shall, to the extent not sooner paid pursuant to the terms of the Notes, the other Loan Documents or the Facility Documents, be due and payable in full on the Maturity Date.

                 2.9.3 GENERAL. All sums payable to Lender hereunder shall be payable, without setoff, deduction or counterclaim, in immediately available funds, no later than 12:00 P.M. New York City time on the date when due by wire transfer to the following account: NationsBank, N.A., ABA Number: 101-000-035, Account Number: 010161046526, Account Name: Midland Loan Services, L.P.,
Reference: Silverleaf Resorts, Inc., or to such other account or address as Lender may from time to time designate in a written notice to Borrower. Payments received by Lender in immediately available funds on any day after 12:00 P.M. New York City time shall be treated for all purposes of the Loans as having been paid and received by Lender on the next Domestic Business Day. Notwithstanding anything to the contrary contained herein, when any payment is due hereunder or under any of the other Loan Documents on a day which is not a

Domestic Business Day, such payment shall be made on the next succeeding Domestic Business Day.

         2.10    FUNDING LOSSES; CHANGE IN LAW, ETC.

         (a) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Funding Party for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Funding Party's reinvestment rate and the interest rate thereon) (collectively, "FUNDING LOSSES") sustained by Lender or any Funding Party: (i) if the Loan, or any portion hereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from condemnation or insurance proceeds), (ii) upon the conversion of the interest rate on the Loan to the Base Rate in accordance with Section 2.10(b) hereof, (iii) as a consequence of
(A) any increased costs that Lender or any Funding Party may sustain in maintaining the borrowing evidenced hereby or (B) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Funding Party, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction, and/or (iv) any other set of circumstances not attributable to Lender's or a Funding Party's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay a prepayment premium under Section 2.11 hereof in circumstances where such prepayment premium would be due and owing.

         (b) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that Dollar deposits in an amount approximately equal to the then Outstanding Principal Balance are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender or a Funding Party of maintaining a LIBOR Interest Rate on the Loan (or the portion of the Loan being funded by such Funding Party), or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, or (iv) that the LIBOR Interest Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable Interest Accrual Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at the Base Rate until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause (ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Lender, to pay Lender (in the manner reasonably required by Lender) for such increased cost of maintaining the LIBOR Interest Rate, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at the Base Rate (provided the remaining portion is at least $1,000,000.00), and interest shall continue to accrue on the remaining portion at the LIBOR Interest Rate.

         (c) If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender or any Funding Party to maintain the LIBOR Interest Rate with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loans (or such portion of the Loan) shall thereafter bear interest at the Base Rate (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest at the Base Rate shall continue until such Payment Date, if any, as the situation described in this Section 2.10(c) is no longer in effect.

         (d) If Lender or a Funding Party, as the case may be, shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or such Funding Party or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender, Lender's holding company, such Funding Party or such Funding Party's holding company, as the case may be, to a level below that which Lender or its holding company or the Funding Party or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company's or such Funding Party's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "CAPITAL ADEQUACY EVENTS"), then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Funding Party for any such reduction suffered.

         (e)     Any amount payable by Borrower under Section 2.10(a) or
Section 2.10(d) hereof shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Section 2.10(a) or 2.10(d) hereof and of the amount to be paid under this Section 2.10 as a result thereof, provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.10 as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.10 shall constitute additional interest hereunder and shall be secured by the Mortgages and the other Loan Documents.

         (f) If Lender or any Funding Party requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Sections 2.10(a)(iii), 2.10(a)(iv) or Section 2.10(d) hereof, or if any event occurs as described in Sections 2.10(b) or 2.10(c) which would cause the Note no longer to bear interest at the LIBOR Interest Rate then, upon request of Borrower, Lender or such Funding Party shall use reasonable efforts, in a manner consistent with such institution's practice in connection with loans like the Loan, to designate a different lending office for funding or booking the Loans or to assign its rights and obligations under this Agreement to another of its offices, branches or Affiliates if such designation or assignment, in Lender's sole but good faith judgment, (i) would eliminate, mitigate or reduce amounts payable by Borrower in connection with Funding Losses or Capital Adequacy Events or, with respect to an event described in Sections 2.10(b) or 2.10(c) hereof, would allow the Loans to continue to bear interest at the LIBOR Interest Rate without additional cost to Lender, and (ii) would not be otherwise prejudicial to Lender. Borrower hereby agrees to pay all reasonably incurred costs and expenses incurred by Lender or any Funding Party in connection with any such designation or assignment.

         2.11    PREPAYMENT OF LOANS.

                 2.11.1   OPTIONAL PREPAYMENTS.

                 (a) Borrower expressly waives any right to prepay the Loans, in whole or in part, except as hereinafter provided.

                 (b) Provided that no Event of Default shall have occurred and be continuing, Borrower may elect to prepay the entire Outstanding Principal Balance of all Loans, in whole but not in part, on any Payment Date, provided that: (i) Borrower has given Lender written notice of such prepayment not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued on all Facility Obligations and all other Loan Obligations and Facility Obligations due hereunder and under the other Loan Documents and/or the Facility Documents up to and including the date of prepayment.

                 2.11.2 MANDATORY PREPAYMENTS. Prior to the Maturity Date, Borrower shall from time to time prepay the Loans then outstanding in the following amounts at the following times: (i) subject to the requirements of
Section 8.1 hereof, upon the Release of any Unit, an amount equal to the Release Price thereof, (ii) in the event of any casualty or condemnation of any Property, such amounts as are required under the terms of the Mortgages; and
(iii) upon the occurrence of a Capital Offering, the entire Outstanding Principal Balance of all Loans which shall be applied by Lender to any outstanding Loan Obligations and/or Facility Obligations in any manner or order of priority as determined by Lender in its sole discretion.

         2.11.3 NO REBORROWINGS. The amount of any Loan, once repaid, whether in whole or in part, may not be reborrowed under this Agreement.

         2.12    DEFAULT INTEREST; LATE CHARGE.

         (a) If any payment of principal, interest or other sum payable hereunder or under any of the other Loan Documents or Facility Documents, is not paid when due (including by reason of failure to pay all principal, interest and all other amounts due hereunder and under the other Loan Documents and Facility Documents on the Maturity Date (or such earlier date as the same may become due, whether by acceleration or otherwise)), such principal amount, interest or other sum shall bear interest at a rate per annum (the "DEFAULT RATE") equal to seven percent (7%) in excess of LIBOR (or, if at such time Lender shall have notified Borrower that reasonable means do not exist for ascertaining LIBOR as provided in clause (iii) of Section 2.10(b) hereof, the Treasury Rate), which Default Rate shall so apply from the date such amount was due until the date such amount is indefeasibly paid to Lender. Without limiting the foregoing, upon the occurrence of, and during the continuance of, an Event of Default hereunder, the entire Outstanding Principal Balance shall bear interest at the Default Rate. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

         (b) If any installment of interest or principal (including, without limitation, the entire Outstanding Principal Balance on the Maturity
Date) is not paid when due, or if any other amount payable hereunder or under any other Loan Document or Facility Document is not paid within ten (10) days after written notice thereof is given to Borrower, Borrower shall pay to Lender a late charge of four percent (4%) of the amount so overdue in order to defray part of the expense incident to handling such delinquent payment or payments. Such late charge shall be immediately due and payable without notice or demand by Lender. Such late charge shall be in addition to, and separate from, any increase in interest due hereunder as a result of calculation of interest due hereunder at the Default Rate. Acceptance by Lender of any late charge or interest at the Default Rate shall not be deemed a waiver of any of Lender's rights hereunder or under the other Loan Documents or Facility Documents with respect to such late payment.

         2.13 EXCESS INTEREST. It is agreed that, notwithstanding any provision to the contrary in this Agreement, the Notes or any of the other Loan Documents or Facility Documents, no such provision shall require the payment or permit the collection of any amount ("EXCESS INTEREST") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in the Note, this Agreement or any of the other Loan Documents or Facility Documents, then in such event:

                 (a) the provisions of this Section 2.13 shall govern and control;

                 (b) neither Borrower nor any of the other Persons required to pay any amounts with respect to the Loans shall be obligated to pay any Excess Interest;

                 (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, (i) be applied as a credit against the then entire Outstanding Principal Balance (without payment of prepayment premium) due hereunder, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both,
         (ii) be refunded to the payor thereof, or (iii) any combination of the foregoing;

                 (d) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate and this Agreement, the Notes and the other Loan Documents or Facility Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                 (e) neither Borrower nor any of the other Persons required to pay any amounts with respect to the Loans shall have any action or remedy against Lender for any damages whatsoever, or any defense to enforcement of this Agreement, the Notes or any of the other Loan Documents, arising out of the payment or collection of any Excess Interest.

         2.14    LOAN TAXES.

         (a) Any and all payments by Borrower to Lender hereunder and under the other Loan Documents shall, provided that Lender complies with the requirements of Section 2.14(c) hereof, be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto, except for the following, for which Borrower shall not be responsible: (i) taxes imposed on or measured by Lender's net income or net receipts; or (ii) franchise taxes imposed on Lender by the jurisdiction in which (A) Lender is organized, (B) Lender is "doing business" (unless such determination of "doing business" is made solely as a result of Lender's interest in the Loans and the security therefor), or (C) Lender's applicable lending office is located (all such taxes, levies, imposts, deductions, charges or withholdings and liabilities (except those described in the foregoing clauses (i) and (ii)) and being hereinafter referred to as "LOAN TAXES"). If Borrower shall be required by law to deduct or withhold any Loan Taxes from or in respect of any sum payable hereunder or under any other Loan Document, then (1) any such sum payable hereunder or under any other Loan Document shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.14), Lender receives an amount equal to the sum it would have received had no such deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.14) been made, (2) Borrower shall make such deductions or withholdings, and
(3) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Borrower will indemnify Lender for the full amount of any Loan Taxes (including, without limitation, any Loan Taxes (as well as taxes described in clauses (i) and (ii) of the second preceding sentence) imposed by any jurisdiction on any amounts payable under this Section 2.14) paid or payable by Lender and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Loan Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

The agreements and obligations of Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest under this Agreement and the Notes.

          (b) Within thirty (30) days after the date of any payment of Loan Taxes withheld by Borrower in respect of any payment to Lender, Borrower will furnish to Lender the original or a certified copy of a receipt or other evidence satisfactory to the Lender evidencing payment thereof.

          (c) If Lender is a U.S. Person (other than the lender originally named herein), Lender shall deliver to Borrower, upon request, a Form W-9 (unless it establishes to the reasonable satisfaction of Borrower that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax). If Lender is not a U.S. Person, Lender shall deliver to Borrower, upon request, a Form W-8 and either (i) a Form 1001 which indicates a 0% rate of tax or (ii) a Form 4224. If Lender is not a U.S. Person, Lender further undertakes to deliver to Borrower additional Forms W-8, 1001, 4224 (or any successor forms) or other manner of certification, as the case may be, (A) on or before the date that any such form expires or becomes obsolete, (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and (C) such extensions or renewals thereof as may reasonably be requested by Borrower, certifying that Lender is entitled to receive payments hereunder without deduction or withholding of any Loan Taxes. However, in the event that any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof (a "LAW CHANGE"), has occurred prior to the date on which any delivery pursuant to the preceding sentence would otherwise be required which renders such form inapplicable, or which would prevent Lender from duly completing and delivering any such form, or if such Law Change results in Lender being unable to deliver a Form W-9 (or other satisfactory evidence that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax), Lender shall not be obligated to deliver such forms but shall, promptly following such Law Change, but in any event prior to the time the next payment hereunder is due following such Law Change, advise Borrower in writing whether it is capable of receiving payments without any deduction or withholding of Loan Taxes. In the event of such Law Change, Borrower shall have the obligation to make Lender whole and to "gross-up" under Section 2.14(a) hereof, despite the failure by Lender to deliver such forms.

          (d) If Lender receives a refund in respect of Loan Taxes paid by Borrower, it shall promptly pay such refund, together with any other amounts paid by Borrower pursuant to Section 2.14(a) hereof in connection with such refunded Loan Taxes, to Borrower; provided, however, that Borrower agrees to promptly return such refund to Lender if it receives notice from Lender that it is required to repay such refund. Nothing contained herein shall be construed to require Lender to seek any refund and Lender shall have no obligation to Borrower to do so.

          (e) All amounts payable under this Section 2.14 shall constitute additional interest hereunder and shall be secured by the Mortgages and the other Loan Documents. The provisions of this Section 2.14 shall survive any payment or prepayment of the Loans and any foreclosure or satisfaction of the Collateral.

          (f) Any reference under this Section 2.14 to "Lender" shall be deemed to include any Participant and any Assignee.

          2.15 SERVICING OF LOANS. The Loans shall be serviced by an insured financial servicer selected by Lender in its sole discretion (the "LOAN SERVICER"). Lender may change the Loan Servicer from time to time without the consent of Borrower, on notice to Borrower. The Loan Servicer's fees in the amount of twelve one-hundredths of one percent (.12%) (the "LOAN SERVICING FEE") shall be payable by Borrower monthly in arrears on each Payment Date.

          2.16 CERTAIN NOTICES. Notices hereunder to Lender of optional prepayments or Loan Requests shall be effective only if received by Lender not later than 1:00 p.m. New York City time on the number of Domestic Business Days or days prior to the date of the relevant reduction, prepayment, or borrowing or funding specified herein. Each such notice shall specify the amount and date of the prepayment or borrowing or funding requested.

          2.17 NON-DISTURBANCE. Lender acknowledges that certain purchasers of Intervals or campground memberships who have paid a portion but not all of the sums due under their obligations to Borrower may have an interest in an Interval or a campground membership, as the case may be, without having received a deed or membership certificate. Notwithstanding anything to the contrary contained herein, in the event that Lender shall foreclose upon the Mortgages and succeed to the interest of Borrower at any such Property, Lender agrees for itself, its successors and assigns that it will not disturb or interfere with the rights of any such purchaser to whom Borrower has heretofore granted or may hereafter grant, a beneficial interest, pursuant to a Declaration or campground membership contract, reviewed and approved by Lender, at any such Property, including, but not limited to, the rights of any such purchaser to the use of the recreational facilities, amenities, roads and the other Common Elements of the Resort at such Property, provided that such purchaser is not in default of, and performs in a prompt and timely fashion, all obligations required under such purchaser's Interval or campground membership, as the case may be, sale/ownership agreements with Borrower.

                                   ARTICLE 3
                                    SECURITY

          3.1 LOAN OBLIGATIONS; FACILITY OBLIGATIONS. Borrower shall promptly pay the principal, interest and any other sums payable in respect of
(i) each Loan made to Borrower under the Loan Documents with respect to each such Loan, and shall perform and observe all of the terms, covenants and conditions of such Loan Documents (collectively, the "LOAN OBLIGATIONS"), and
(ii) all of the Loans made to Borrower under all of the Loan Documents (collectively, the "FACILITY DOCUMENTS") and shall perform and observe and/or cause to be performed and observed all of the terms, covenants and conditions of the Facility Documents (collectively, the "FACILITY OBLIGATIONS").

           3.2 CROSS-COLLATERALIZATION. The Loan Obligations shall be secured by the following (collectively, the "LOAN COLLATERAL"): (i) the Loan Documents, (ii) the collateral or security described in this Agreement and/or in the other Loan Documents, and (iii) any other collateral as shall be reasonably required by Lender as a condition to the making of any Loan. The Facility Obligations shall be secured by the following (collectively, the "FACILITY COLLATERAL", and together with the Loan Collateral, collectively, the "COLLATERAL"): (i) the Facility Documents, (ii) the collateral or security described in this Agreement and/or in the other Facility Documents, and (iii) any other collateral as shall be reasonably required by Lender as a condition to the making of any Loan.

                                   ARTICLE 4
                         CONDITIONS PRECEDENT TO LOANS

The obligation of Lender to make any Loan provided for hereunder is subject to the fulfillment on or prior to the Closing Date therefor of all of the following conditions to Lender's satisfaction:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower hereunder, and under the other Loan Documents in respect of any Loan, and any certificate, document OR financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the date thereof and, except as otherwise provided in Section 5.35 hereof, as of the current Closing Date.

            4.2 NO DEFAULT. Borrower shall be in compliance with all of the terms and conditions set forth herein and in each of the other Loan Documents on its part to be observed or performed, and there shall not have occurred and be continuing any Default, and each Loan Request delivered by Borrower hereunder shall be deemed to constitute a representation and warranty by Borrower as of the date of such Loan Request to that effect (as of the date of such Loan Request and, unless Borrower otherwise notifies Lender prior to the current Closing Date, as of such Closing Date).

            4.3 No INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority having jurisdiction over Lender, Borrower, or the transactions contemplated by this Agreement shall have been issued, and no litigation shall be pending or threatened in writing, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any condition having a Material Adverse Effect.

            4.4 TRANSACTION COSTS. The obligation of Lender to make any Loan is subject to Borrower paying, or having made provision from the anticipated proceeds of such Loan for the payment of, all Costs paid or payable relating to such Loan.

            4.5 DELIVERY OF DOCUMENTS. Lender shall have received the following agreements and instruments in respect of each Loan, duly executed by Borrower dated the Closing Date, all in form and substance satisfactory to Lender (all of such documents, together with this Agreement, the Loan Supplement for the Loan, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS"), it being understood and agreed that any such Loan Documents may be modified to conform, to the extent determined necessary by Lender in its sole but reasonable discretion, to the law of the jurisdiction in which the Property is located:

                        (a)        a Note;

                        (b) a first priority Mortgage, Security Agreement, Assignment of Leases and Fixture Filing (or Deed of Trust, if applicable) in the form annexed hereto as Exhibit C, to secure the Loan Obligations, with such changes thereto as shall be required to properly evidence and reflect the terms of the Loan as provided for in the Loan Supplement (the "FIRST MORTGAGE");

                        (c) a second priority Mortgage, Security Agreement, Assignment of Leases and Fixture Filing (or Deed of Trust, if applicable) in the form annexed hereto as Exhibit D, to secure all of the Facility Obligations (with respect to all Loans theretofore and thereafter made hereunder) or such lesser portion of the Facility Obligations as shall be provided for in the Loan Supplement, with such changes thereto as shall be required to properly evidence and reflect the terms of the Loan as provided for in the Loan Supplement, and subordinate to the First Mortgage (the "SECOND MORTGAGE", and together with the First Mortgage, the "MORTGAGES");

                        (d) such Uniform Commercial Code financing statements as Lender may require;

                        (e) an Environmental Indemnification Agreement, in the form annexed hereto as Exhibit E (the "ENVIRONMENTAL INDEMNITY"), executed by Borrower;

                        (f) if any portion of the Property consists of a leasehold interest, a consent and estoppel executed by the lessor under the lease creating such interest and/or an amendment to such lease, which consent and/or amendment shall provide, inter alia, for customary "mortgagability" provisions, including, without limitation, that (i) such lease may be mortgaged to Lender, (ii) such lease shall not be terminated, modified or amended without the prior written consent of Lender, (iii) Lender shall receive copies of any notice of default under such lease and an opportunity to cure such default, (iv) such lessor shall accept a cure from Lender, (iv) if any such default is incapable of cure without possession of the Property, such lessor shall grant Lender additional time to cure such default as is necessary to allow Lender to obtain possession of the Property, and (v) if such default is incapable of cure and such lease shall be terminated, to enter into a new lease with Lender on the same terms and conditions as set forth in such terminated lease; and

                        (g) any other documents reasonably requested by Lender.

            4.6 LOAN REQUEST. Lender shall have (i) received a Loan Request, (ii) approved such Loan Request, and (iii) received a Loan Supplement, in each case as required by Section 2.2 hereof.

            4.7 FEES. The obligation of Lender to make its initial extension of credit hereunder is also subject to the payment or delivery by Borrower of such fees and other consideration as Borrower shall have agreed to pay or deliver to Lender in connection herewith, including, without limitation, the fees and expenses of Lender's Counsel in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and the extensions of credit hereunder.

            4.8 BORROWER'S MINIMUM EQUITY REQUIREMENT. As of the Closing Date, Borrower shall have invested cash equity in the Property in an amount equal to not less than thirty five percent (35%) of the Property Capitalization for such Property ("BORROWER'S MINIMUM EQUITY") and shall have provided reasonably satisfactory evidence of such investment to Lender.

            4.9 TITLE POLICY AND ENDORSEMENTS. Lender shall have received a title insurance policy or an acceptable marked commitment therefor ("TITLE POLICY"), dated the Closing Date and acceptable to Lender, insuring marketability of title and insuring that the lien of the First Mortgage is a valid first lien on the Property and the lien of the Second Mortgage is a valid second lien on the Property, subject only to the First Mortgage and such other exceptions to title approved by Lender. The Title Policy shall also contain any reinsurance or co-insurance and any endorsements required by Lender, including, without limitation, if applicable and if available, the following endorsements in form and substance acceptable to Lender: creditors' rights, zoning 3.1, survey, variable rate, usury, first loss, last dollar, tie in (cluster), contiguity (where applicable), street address, "doing business", extended coverage endorsements and such other endorsements and affirmative assurances as Lender shall reasonably require in order to provide insurance against specific risks identified by Lender in connection with the Property or the Loan, provided, that (i) to the extent that the title company(ies) issuing the Title Policy (individually or collectively, as the case may be, the "TITLE COMPANY") shall be precluded by law or regulation from issuing any required endorsement or if such endorsement is not generally available for a reasonable cost as reasonably determined by Lender, such endorsement shall not be required if Borrower shall provide alternative assurances to Lender (by way of counsel opinion or indemnity, for example) as to the matters that would otherwise have been addressed by such title endorsement, and (ii) in lieu of a zoning 3.1 endorsement, Borrower may provide to Lender an official letter from the appropriate official in the locality in which the Property is situated, in form and content reasonably satisfactory to Lender, as to the zoning classification of the Property and that the current use of the Property conforms with such zoning classification. In addition, on the Closing Date, tie-in (cluster) endorsements and/or amendments to previously issued tie-in (cluster) endorsements shall be provided, to aggregate, to the greatest extent permitted by applicable law and regulations, the Title Policy issued on the Closing Date with the Title Policies issued for Loans previously made. It is expressly understood and agreed by Borrower that the Title Policies issued on each of the Loans must all be issued by the same Title Company.

            4.10 SURVEY. Lender shall have received and approved a survey of the Property (the "SURVEY"), dated or redated not more than sixty
(60) days prior to the Closing Date, but in any event subsequent to the completion of the Improvements on the Property, prepared by a registered land surveyor in accordance with the 1992 American Land Title Association/American Congress on Surveying and Mapping Standards and certified or re-certified in favor of Lender and the Title Company. The Survey shall be sufficient for the Title Company to remove the general survey exception from the Title Policy.

            4.11 ENVIRONMENTAL REPORT. Lender shall have received a Phase I Environmental audit of the Property prepared not more than six (6) months prior to the Closing Date by an environmental consultant approved by Lender, and, if recommended by such Phase I Environmental audit, a Phase II Environmental audit of the Property thereafter prepared by such environmental consultant (individually or collectively, if applicable, the "ENVIRONMENTAL REPORT"). The Environmental Report shall (i) be addressed to Lender and/or be accompanied by a letter from the consultant who prepared the same acknowledging that Lender may rely thereon, and (ii) be acceptable to Lender, in form and substance, in Lender's sole discretion.

            4.12 INSURANCE. Borrower shall have provided to Lender copies of certificates evidencing the insurance policies required to be delivered pursuant to the terms of the Mortgages, each in form and substance acceptable to Lender.

            4.13 COMPLIANCE WITH LAWS. Borrower shall have submitted to Lender, and Lender shall have approved, (i) a final and valid certificate of occupancy (or its equivalent) for the Property or, if required under applicable law in lieu of a certificate covering the entire Property, final and valid certificates of occupancy (or their equivalents) for each of the individual retail spaces at the Property, or, if applicable, if any of the foregoing certificates shall not be final, a temporary and valid certificate of occupancy (or its equivalent) in lieu thereof, provided such temporary certificate permits occupancy of the Property covered thereby and shall become a final certificate upon completion of certain conditions stated therein, (ii) all other permits necessary for the use and/or operation of the Property as currently used and operated and as contemplated to be used and operated (whether such permits are held in the name of Borrower or any other Person), and (iii) evidence reasonably satisfactory to Lender that the Property complies in all material respects with all applicable laws, rules, regulations and ordinances (including, without limitation, building, zoning, density, land use, planning requirements and restaurant, liquor and beverage laws, rules, regulations and ordinances, to the extent applicable), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

            4.14 COUNSEL OPINIONS. Lender shall have received acceptable legal opinions (i) from corporate counsel to Borrower, substantially in the form of Exhibit F-1 annexed hereto, and (ii) from real estate counsel to Borrower in the jurisdiction where the Property is situated, substantially in the form of Exhibit F-2 annexed hereto.

            4.15 PROPERTY. The Property shall be a Timeshare Property or raw land or a campground intended to be developed by Borrower into a Resort and located in the United States of America.

            4.16 TIMESHARE DOCUMENTS. Lender shall have received copies of all Timeshare Documents related to the Property.

            4.17 MORTGAGE RECORDING TAX. Borrower shall have paid or caused to be paid all state, county and municipal recording and other taxes imposed upon the execution and recordation of the Mortgages, if any, and upon all other Mortgages previously executed hereunder to secure any other Loans for which any such taxes, if any, shall not have been paid.

            4.18 ADDITIONAL ITEMS. Lender shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby and by any of the Loan Documents as Lender may have reasonably requested, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein) and legal matters in connection with the transactions contemplated by this Agreement, the Note and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender and its counsel.

            4.19 CONSENTS, LICENSES, APPROVALS, ETC. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability against Borrower, of this Agreement and the other Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

            4.20 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of Lender to make any such Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit hereunder is subject to the receipt by Lender on the Closing Date of a certificate of a Designated Officer of Borrower to the effect that, both immediately prior to the making of any such Loan or extension of credit, and also after giving effect thereto and to the intended use thereof:

                        (a) each of the conditions specified in Article 4 hereof have been satisfied together with such evidence thereof satisfactory to Lender as Lender may reasonably request;

                        (b)        no Material Adverse Effect shall have
            occurred; and

                        (c) the Aggregate Loan Amount as of such Closing Date does not exceed the Commitment.

                                  ARTICLE 5
             CERTAIN REPRESENTATIONS AND WARRANTIES OF BORROWER

            As an inducement to Lender to enter into this Agreement and to make the Loans, Borrower hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof and as of each Closing Date hereunder (except as otherwise provided in Section
5.35 hereof), which shall survive any closing hereunder, and which (except as otherwise provided in Section 5.35 hereof) shall remain true and correct until all of the Loan Obligations are repaid in full:

            5.1          BORROWER ORGANIZATION, ENFORCEABILITY, ETC.

            5. 1.1       BORROWER EXISTENCE; STATUS. Borrower is a duly formed
corporation under the laws of Texas, validly existing and in good standing under the laws of the state of its formation, and has full power and authority to execute and deliver to Lender this Agreement and all other Loan Documents and Facility Documents to which it is a party, to own its properties and to perform the Loan Obligations and Facility Obligations and carry out the duties imposed upon Borrower by this Agreement and the other Loan Documents and Facility Documents to which it is a party. All Loan Documents and Facility Documents executed by Borrower have been duly authorized, approved, executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower is authorized to do business in the State where the Property is located and is not required by applicable law to be authorized to do business in any other jurisdiction.

            5.1.2 BORROWER ADDRESS. Borrower's chief executive office is located at 1221 Riverbend - Suite 120, Dallas, Texas and shall not be changed during the Term without giving Lender at least thirty (30) days prior notice thereof.

            5.1.3        BORROWER'S CORPORATE STRUCTURE.

            (a) Borrower uses no trade name, and has not and will not do any business under any name other than its actual name set forth herein.

            (b) The authorized capital stock of Borrower consists of one hundred million (100,000,000) shares of common stock, par value $0.01 per share, of which eleven million three hundred eleven thousand five hundred seventeen (11,311,517) shares are outstanding; such outstanding shares have been duly authorized and validly issued; and Borrower has delivered to Lender a true and correct list of all warrants and stock options granted by borrower to any Person.

            5.1.4 BORROWER'S ORGANIZATIONAL DOCUMENTS. A true and complete copy of Borrower's Organizational Documents have been furnished to Lender. Borrower's Organizational Documents constitute the entire agreement among the shareholders in Borrower and are binding upon and enforceable against all of such shareholders in accordance with their respective terms. There are no other agreements, oral or written, among any of the shareholders in Borrower relating to Borrower. No party is in default of its obligations under Borrower's Organizational Documents and no condition exists which, with the giving of notice and/or the passage of time, would constitute a default under Borrower's Organizational Documents.

             5.2 TITLE. Fee simple and/or leasehold title to the Property (other than any portion thereof which consists of an Easement) is, or contemporaneously with the funding of the Loan will be, owned by Borrower, free and clear of all liens, claims, encumbrances, covenants, conditions, restrictions, security interests and claims of others, except for the Loan Documents, the Facility Documents, and the Permitted Encumbrances.

            5.3 VALID LIENS. Subject to the Permitted Encumbrances, the First Mortgage is a good and valid first mortgage lien on the Property and first priority security interest in the personal property described in the First Mortgage; the Second Mortgage is a good and valid second mortgage lien on the Property and second priority security interest in the personal property described in the Second Mortgage.

            5.4 PROPERTY USES. The Property consists solely of raw land, a campground or a Resort (as set forth in the Loan Supplement pursuant to a Loan Request approved by Lender) and, in each case, is used for no other purpose.

            5.5 NO STRUCTURAL DEFECTS. There are no structural defects in the Improvements, or material defects to the building systems thereof.

            5.6          COMPLIANCE WITH ZONING, ETC.

            (a) Except as may be disclosed in the violations searches received from the Title Company in connection with the Title Policy (the "DISCLOSED VIOLATIONS"), the Property complies with all applicable Legal Requirements. Borrower shall use its diligent efforts to cure, or cause to be cured, the Disclosed Violations and to have them removed of record. Any zoning or subdivision approval is based on no real property, or rights appurtenant thereto, other than the Property. The Property as improved and used is not in material violation of any recorded and, to the best knowledge of Borrower, unrecorded covenants, conditions or restrictions of any kind or nature affecting all or any part of the Property, or any interest therein. To the best knowledge of Borrower, the Improvements can be fully rebuilt in the event of casualty or destruction thereof under the Permits applicable to the Property, subject, however, to non-discretionary requirements of any Governmental Authority. No amendment or change in any such material Permit, and no amendment or change in zoning or any other land use control, has been sought or obtained by Borrower or any Affiliate of Borrower, or will be sought or obtained by Borrower or any Affiliate of Borrower, with respect to any Property or the Improvements thereon, except as specifically approved in writing by Lender or as may be required in connection with the conversion of such Property into a Timeshare Property, provided that any amendment or change in zoning or any other land use control shall not in any way reduce the maximum number of Units as set forth in the Loan Supplement with respect to such Property.

            (b) Except as may be disclosed in the violations searches received from the Title Company in connection with the Title Policy, all Permits required by any Governmental Authority for the operation of the Improvements and the actual and contemplated uses thereof, or otherwise required to be in compliance with any Environmental Laws, have been obtained. The copy of the certificate of occupancy for the Property, if any, delivered to Lender prior to the date hereof is a true and correct copy of the permanent certificate of occupancy for the Property, remains in full force and effect, and is not subject to any conditions or limitations, other than those of general applicability to all certificates of occupancy for similar properties located in the county where the Property is located.

            (c) If and when requested by Lender, Borrower shall deliver to Lender true, correct and complete copies of each material Permit.

            (d) There are no pending or, to the best knowledge of Borrower, threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of the Property, or any material Permits issued with respect to the Property or any part thereof, or asserting that such Permits or the zoning of the Property do not permit the use of the Property as contemplated by the Loan Documents.

            5.7 NO CONDEMNATION. Borrower has not received any notice of, and to the best of Borrower's knowledge there does not exist, any actual, proposed or threatened exercise of the power of eminent domain or other taking by any governmental or quasi-governmental body or agency, of all or any portion of the Property, or any interest therein, or any right of access thereto.

            5.8 NO CASUALTY. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

            5.9 PURCHASE OPTIONS. Except as set forth in Section 5.36 hereof, neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

            5.10 NO ENCROACHMENTS. There are no material encroachments on the Property and the Improvements do not encroach upon any Easement, any other interest in real property, any adjoining land or any adjoining street, except as set forth in the Survey.

            5.11 LITIGATION. There are no actions, suits, proceedings, arbitrations, tenant disputes, labor disputes or governmental investigations pending, or, to the best knowledge of Borrower, threatened against or affecting Borrower, any Affiliate of Borrower, the Timeshare Owner's Associations or the Property, including, without limitation, the Resorts (i) which, if successful, are reasonably likely to have an adverse effect on Borrower or any Property, or Borrower's ability to perform its obligations pursuant to and as contemplated by this Agreement and the other Loan Documents, (ii) which, if successful, are reasonably likely to affect the validity or enforceability of any of the Loan Documents or the priority of the Liens thereof, or (iii) which, if successful, are reasonably likely to adversely affect the use of, operations at, or capital improvements being made to, the Property. Borrower is neither operating under, nor subject to, any order, writ, injunction, decree or demand of any court or any Governmental Authority. No actions, suits, proceedings or arbitrations are pending or, to the best knowledge of Borrower, threatened against Borrower which involve claims, damages or sums of money not covered (including all applicable deductibles) by insurance.

            5.12 NO CONFLICT WITH LAW OR AGREEMENTS. The execution and delivery of this Agreement and the other Loan Documents or Facility Documents, and the performance and consummation of the transactions contemplated hereby and thereby, on the part of Borrower and fulfillment of the terms of the Loan Documents and Facility Documents by Borrower (i) do not and will not conflict with, violate, or constitute a default (or a condition or event which, after notice or lapse of time or both, would constitute such a default) under any provision of any Organizational Document or any contractual obligation of Borrower or any Legal Requirement or any court decree or order applicable to any Property or Borrower, and (ii) will not result in, or require, the creation or imposition of any lien or encumbrance on, or conveyance of, any of Borrower's properties pursuant to any contractual obligation, and (iii) do not require the consent or approval of any Governmental Authority or other person or entity, except for consents and approvals already obtained.

            5.13 PERSONAL PROPERTY. All equipment and other personal property necessary for (or otherwise actually used in connection with) the proper and efficient operation and maintenance of the Property, the actual and contemplated uses of the Property and Borrower's compliance with its obligations under the Leases, are owned and/or leased by Borrower and constitute part of the Property subject to the Mortgages and located thereat, other than (i) any such equipment which is owned by a utility company, or (ii) any such equipment and personal property which is owned by tenants of the Property and utilized solely by such tenant.

            5.14 EASEMENTS; ACCESS; UTILITIES. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Property and the Improvements for their intended purposes have been obtained, are described in the Title Policy and are in full force and effect without default thereunder. The Property has direct rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property is located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded Easements serving the Property and described in the Title Policy. All roads necessary for the use of the Property for its current purposes have been completed and are available for public use.

            5.15 NO FLOOD HAZARD, ETC. Except as set forth in the Survey, (i) the Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated a wetlands by any governmental entity having jurisdiction over such Property, or (ii) the Property is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property, but Borrower either (i) has obtained and paid for, and there is currently in effect, or (ii) upon the existence of any Improvements on such Property, shall obtain and maintain in effect, the flood insurance required under the terms of the Mortgages. No portion of the Property is located on or adjacent to navigable waters and no portion of the Property consists of filled-in land, except as set forth on the Survey.

            5.16 PROPERTY TAXED AS A SEPARATE TAX LOT. Except as set forth in the Survey, (i) the Property is taxed as a separate and distinct tax lot, (ii) no part of the Property shares a tax lot with any adjoining lands, and (iii) for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a single, independent parcel.

            5.17         LEASES.

            (a) Borrower has not entered into any Lease which continues in existence, and is not bound by any such Lease, other than the Approved Leases.

            (b) Rent has not been collected under any of the Leases more than one (1) month in advance of the due date. The term of each Lease has commenced and the tenant has commenced the full payment of rent under such Lease without the tenant thereunder being entitled to any abatement thereof. The landlord is not required to perform any tenant work or pay any work allowances under any Lease.

            (c) Borrower has delivered true, correct and complete copies of the Leases (including all amendments and supplements thereto) to Lender.

            (d) There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.

            5.18 ENVIRONMENTAL. Borrower covenants and represents to Lender that, except as may be actually disclosed in the Environmental Report,
(i) no Hazardous Substances are now or have ever been located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Property in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws; (ii) no Hazardous Substances are currently located, stored or used at the Property, except with respect to such Hazardous Substances which are (A) customarily located, stored or used at golf courses similar to the Property, or
(B) unique and necessary to a tenant's business located in the Property, provided that such Hazardous Substances described in clause (ii)(A) or (ii)(B) are at all times stored, located and used in compliance with all Environmental Laws; (iii) no Hazardous Substances have been discharged, released or emitted, upon or from the Property into the environment, and no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the Property into the environment, which discharge, release or emission, in either case, would subject the owner of the Property to any damages, penalties or liabilities under any applicable Environmental Laws; (iv) the Property has not ever been used as or for a mine, a landfill, a dump or other disposal facility, or a gasoline service station; (v) no underground storage tank is now located on or in the Property or, if previously located therein, each such tank has been removed therefrom in compliance with all applicable Environmental Laws and any clean-up of the surrounding soil in connection therewith has been completed; (vi) no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are located about the Property; (vii) the Property has never been used by Borrower or any Affiliate of Borrower, or to the best of Borrower's knowledge, after due inquiry, any other Person (including any prior owner of the Property), as a permanent or temporary treatment, storage or disposal site for any Hazardous Substance; (viii) (A) no violation of any Environmental Law now exists in, upon, under, over or from the Property, (B) no notice of any such violation or any alleged violation thereof has been issued or given by any Governmental Authority, and (C) there is not now any investigation or report involving the Property by any Governmental Authority or agency which in any way relates to Hazardous Substances; (ix) no Person has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in clauses (i)-(viii) above and, to the best knowledge of Borrower, no basis for such a claim exists; (x) there are not now, nor to Borrower's best knowledge have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the Property; (xi) no oral or written notification of a Release (as such term is defined in 42 U.S.C. Section 9601(22)) of any Hazardous Substances has been filed by or on behalf of Borrower through authorized employees or agents and the Property is not listed on the Environmental Protection Agency's List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local Governmental Authority; (xii) there are no environmental liens on the Property and, to the best knowledge of Borrower, no governmental actions have been taken or are in process which could subject the Property to such liens; (xiii) Borrower has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations;
(xiv) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by, or are in the possession of, Borrower or the Affiliates of Borrower in relation to the Property, other than the Environmental Report; Borrower has delivered a true, correct and complete copy of the Environmental Report to Lender; and (xv) to the best of Borrower's knowledge, the Environmental Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statement was made, not misleading.

            5.19 NO DEFAULT. There is no Default on the part of Borrower under this Agreement, the Notes, the Mortgages or any other Loan Document or Facility Document.

            5.20 NO OFFSETS. Borrower has no counterclaims, offsets or defenses with respect to the Loan, the Notes or any other Loan Document or Facility Document.

            5.21 FINANCIAL STATEMENTS. All financial statements of Borrower heretofore delivered to Lender in connection with the Loan are true and correct in all material respects and fairly present the financial condition of the subjects thereof as of the respective dates thereof, and no material adverse change has occurred in the financial condition reflected therein, or the operations or business of Borrower since the respective dates of the most recent financial statements delivered to Lender. The financial statements heretofore delivered have been prepared in accordance with the procedures and accounting principles and standards required by Section 6.14 hereof.

            5.22 NO INSOLVENCY. Borrower is not Insolvent, and Borrower will not be rendered Insolvent by the execution of this Agreement, the Note or any other Loan Documents or Facility Documents, or by the consummation of the transactions contemplated hereby and thereby.

                         5.22.1       FRAUDULENT CONVEYANCE. Borrower has not
entered into the transactions contemplated by this Agreement or any other Loan Document or Facility Documents with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its Loan Obligations and Facility Obligations under the Notes, this Agreement and the other Loan Documents and Facility Documents. After giving effect to the transactions contemplated by the Loan Documents and the Facility Documents, the fair salable value of Borrower's assets exceeds, and will, immediately following the execution and delivery of the Loan Documents and the Facility Documents and the advance of the Loan proceeds thereunder, exceed, Borrower's total probable liabilities, including, without limitation, the maximum amount of its subordinated, unliquidated, disputed and/or contingent liabilities. Borrower's assets do not, and, immediately following the execution and delivery of the Loan Documents and Facility Documents and the advance of the Loan proceeds thereunder, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

            5.23 BROKER. No broker or consultant has been retained by Borrower or any Affiliate of Borrower in connection with the Loan or the Loan Documents. Borrower will indemnify, defend and hold the Indemnified Parties harmless from and against all loss, cost, liability and expense arising from the claims of all brokers and consultants relating to the Loan and/or the Property with whom Borrower, any Affiliate of Borrower or any employee or agent of Borrower has dealt, including, without limitation, sales, mortgage or leasing brokers or consultants.

            5.24 FISCAL YEAR. Each fiscal year of Borrower commences on January 1.

            5.25         ERISA.

            (a) The execution, delivery and performance of this Agreement, the Mortgages and the other Loan Documents do not constitute a Prohibited Transaction, assuming solely for this purpose that Lender is a party in interest as defined in Section 3(14) OF ERISA ("PARTY IN INTEREST") or a disqualified person as defined in Section 4975(e)(2) of the Internal Revenue Code ("DISQUALIFIED PERSON") with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower.

            (b) Borrower has made, and shall continue to make, all required contributions to all employee benefit plans, if any, within the time periods required by the applicable provisions of ERISA and any other federal or state law, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan. Each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.

            5.26 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

            5.27 PUHCA. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.

            5.28 INSURANCE. All Insurance Policies (as defined in the Mortgages) required to be obtained and maintained by Borrower pursuant to the Mortgages are in full force and effect and the premiums due thereon have been paid in full. Borrower and the Property are in compliance with the provisions of such Insurance Policies and the provisions relating to the Insurance Policies in the Mortgages, and no notice of cancellation, termination or default has been received with respect to any such policy.

            5.29 NO MARGIN STOCK. None of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and Borrower agrees to execute all instruments which may be necessary from time to time, if any, to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

            5.30 INVESTMENT COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            5.31 TAXES. Borrower has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid all taxes, charges and assessments shown to be due from Borrower on such tax returns. There are no delinquent Taxes in respect of, or affecting, the Property. Except as disclosed in writing to Lender, there are no pending, or to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property.

            5.32 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might reasonably adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

         5.33 OTHER OBLIGATIONS AND LIABILITIES. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Borrower has no known material contingent liabilities, except as may be disclosed in writing to Lender.

         5.34 DOCUMENTS. Borrower has furnished (or caused to be furnished) to Lender true and complete copies of all material documents relating to the Property which a reasonably prudent institutional Lender, making a loan in a similar amount and on similar terms as the Loan, would want to have the opportunity to review prior to agreeing to make such loan or prior to agreeing to any of the material terms thereof.

         5.35 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article 5 hereof shall be true and correct as to all of the Loans as of the date hereof, as of each Closing Date and shall remain true throughout the Term, except (i) to the extent agreed to by Lender in its written approval of any Loan Request, and (ii) as specified in any Loan Supplement.

         5.36    TIMESHARE DEVELOPMENT. With respect to each Timeshare
Property,

         (a) Borrower and the Timeshare Documents are or shall be, prior to the sale of any Interval, at the Resort, in compliance with all applicable laws related to the sale of such Intervals, including, without limitation, the applicable Timeshare Acts;

         (b) Borrower has or shall obtain, prior to the sale of any Intervals, all applicable governmental permits, approvals, consents, licenses and certificates for the establishment and/or operation of the Resort as vacation ownerships, interval ownerships and/or timeshare projects in accordance with the applicable Timeshare Acts, and for the occupancy and intended use and operation of the Resort, including the Units;

         (c) All water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being or shall be provided to the Resort, respectively;

         (d) The Timeshare Documents provided to Lender shall be true, correct and complete copies in each instance;

         (e) In accordance with the requirements set forth in the Declaration, respectively, Borrower or the Timeshare Owner's Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort; and Borrower knows of no basis for any additional taxes or assessments against the Resort;

         (f) The Timeshare Owner's Association has filed all tax returns required to have been filed by it and has paid or will paid, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties and all other taxes which are payable by it to the extent the same has become due and payable;

         (g) Borrower has good and marketable title to all unsold Units and Intervals at the Resort, respectively, and all rights, properties and benefits appurtenant to or benefiting the Resort;

         (h) Borrower has not received any notice from any court, government or authority or other tribunal alleging that Borrower or the Resort, has violated any applicable Timeshare Acts, respectively, any rules or regulations thereunder, the Declaration, or any other applicable laws, agreements or arrangements which could have a Materially Adverse Effect;

         (i) Borrower, the Resort, the Timeshare Owner's Association and/or any Affiliate of Borrower, respectively, involved in the development and operation of the Resort, respectively, and to the best of Borrower's knowledge, other Persons involved in the development and operation of the Resort, respectively, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exceptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of any other Person, and with respect to Borrower, the Resort and the Timeshare Owner's Association, respectively, in each case subject to no Lien other than as provided for of permitted by the terms of this Agreement; and

         (j) Borrower has not failed, nor has the Resort or, to Borrower's knowledge, the Timeshare Owner's Association failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchise or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resort, or to the conduct of Borrower's business, including, without limitation, the operation of the Resort and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register could have a Material Adverse Effect.

         5.37    RESORTS. With respect to each Timeshare Property,

         (a) The Resort has been established and dedicated, and is and shall remain, a timeshare plan and project in full compliance with all applicable laws and regulations, including without limitation, the applicable Timeshare Acts;

         (b) The Resort has direct access to a publicly dedicated road and all roadways inside the Resort are subject to access and use Easements or other dedication or provision that benefits and will continue to benefit all purchasers of Intervals;

         (c) All Easements necessary to the furnishing of any utility services have been or shall be obtained and duly recorded, and inure or shall inure to the benefit of the Resort and the Timeshare Owner's Association, respectively;

         (d) Each purchaser of an Interval has access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort, all in accordance with the Declaration and the Timeshare Documents;

         (e) All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resort have been paid or will be paid when due;

         (f) The marketing, sale, offering for sale, retail solicitation of purchasers or, if applicable, lessees, and financing of Intervals in the Resort
(1) do not constitute the sale, or the offering for sale, of securities subject to the registration requirements of the Securities Act, or any state securities law, (2) do not violate the applicable Timeshare Acts or any land sales or consumer protection law, statute or regulation of the state in which such purchaser is located or any other state or jurisdiction in which a purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of the state in which such purchaser is located or any other state or jurisdiction in which a purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees or agents of Borrower, all of which are and shall be properly licensed in accordance with applicable laws;

         (g) Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used or to be used in connection with the Resort, including without limitation, with respect to the operation and maintenance of the Common Elements, are or shall be owned by either Borrower or the Timeshare Owner's Association; and

         (h) Borrower has entered or shall enter into the contracts, agreements, and arrangements necessary for the operation of the Resort, including but not limited to, those with respect to utilities, maintenance, management, services, marketing sales which contracts shall be, in each instance, satisfactory to and approved by Lender in form and substance.

         5.38 TIMESHARE REGIMEN REPORTS. With respect to each Timeshare Property, Borrower has furnished to Lender true and correct copies of the Timeshare Documents with respect to such Timeshare Property which consist of all those placed on file by Borrower as of the Closing Date with the applicable and appropriate federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents necessary in order to establish the plan in respect of the Resort, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been or shall be done or obtained as of the Closing Date, and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been or shall be complied with as of the Closing Date.

         5.39 ARCHITECTURAL AND ENVIRONMENTAL CONTROL. With respect to each Timeshare Property, all Units, Common Elements and other Improvements at, upon or appurtenant to the Resort, respectively, are in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the applicable Declaration and under applicable laws.

         5.40 OTHER COMPLIANCE. With respect to each Timeshare Property, Borrower has, in all material respects, complied with and will at all times comply with all laws and regulations of the United States, the states in which the Resort is located, any political subdivision of any of such states and any other governmental, quasi governmental or administrative jurisdiction in which Intervals have been or shall be sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort, have been or will be conducted, including to the extent applicable, but not limited to: (i) the applicable Timeshare Acts; (ii) the Consumer Credit Protection Act; (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act, (v) Regulation B of the Federal Reserve Board; (vi) the Federal Trade Commission's 3-Day Cooling-Off Rule for Door-2-Door Sales; (vii) Section 5 of the Federal Trade Commission Act; (viii) Interstate Land Sales Full Disclosure Act; (ix) Federal postal laws; (x) applicable state and federal securities laws; (xi) applicable usury laws; (xii) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (xiii) applicable real estate sales, licensing, disclosure, reporting and escrow laws; (xiv) the Americans With Disabilities Act and related accessibility guidelines; (xv) Real Estate Settlement Procedures Act ("RESPA"); (xvi) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (xvii) other applicable federal statutes and rules and regulations promulgated thereunder; and (xviii) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         5.41 NO INVESTIGATIONS OR VIOLATIONS. With respect to each Timeshare Property, neither Borrower nor the Resort, nor the operations, marketing or sales conducted with respect thereto are under investigation with respect to any Timeshare Documents or any Timeshare Act, and Borrower has not received any notification of, nor is Borrower aware of any violations of any Timeshare Documents, any Timeshare Act, or any other laws or regulations, whether state or federal, relating to the Resort or any other resorts owned by Borrower, or the marketing of Intervals for sale.

                                   ARTICLE 6
                         CERTAIN COVENANTS OF BORROWER

Borrower hereby covenants and agrees with Lender as follows:

         6.1 PAYMENT AND PERFORMANCE OF LOAN OBLIGATIONS AND FACILITY OBLIGATIONS. Borrower shall punctually pay and perform the Loan Obligations in accordance with the respective terms of the Loan Documents. Borrower shall punctually pay and perform the Facility Obligations in accordance with the respective terms of the Facility Documents.

         6.2     TRANSFERS.

         (a) Except for Permitted Transfers, Borrower will not, directly or indirectly, sell, assign, convey, pledge, hypothecate, encumber, lease (except in accordance with the terms of Section 6.6 hereof) or otherwise transfer (each of the foregoing constituting a "TRANSFER") the Property or any part thereof, or any interest therein, or suffer, consent to or permit the foregoing, without, in each instance, the prior written consent of Lender. Borrower will not permit any owner (directly or indirectly) of a legal or beneficial interest in Borrower to Transfer such interest, whether by transfer of stock, assignment of partnership interest or other transfer of legal or beneficial interest in Borrower or in any direct or indirect owner thereof, or otherwise permit any new or additional legal or beneficial Ownership Interests in Borrower or any direct or indirect owner to be issued, without, in each instance, the prior written consent of Lender.

         (b) To the extent that Lender elects to consent to any Transfer as to which its consent is required hereunder, Lender shall be entitled to condition its consent on such matters as Lender may elect, in its sole discretion, including, without limitation, execution of instruments of assignment and assumption with respect to the Loan Documents and the Collateral, payment of a transfer fee or other consideration, delivery of Officer's Certificates and affidavits and indemnities, including an affidavit and indemnification regarding Code Sections 1445 and 7701, agreements restricting actions which may or may not be taken by any transferee or its owners or restrictions in any such Person's Organizational Documents with respect thereto, additional or replacement security for the Loan, restrictions as to the use of any consideration paid for such Transfer, and opinions, including opinions regarding the assumptions of Loan Obligations hereunder, substantive consolidation and such other matters as Lender may request. Within ten (10) days after the closing of any Transfer, whether or not such Transfer required Lender's consent, if (i) the Property or any part thereof or any interest therein, or (ii) any direct or indirect ownership interests in Borrower, is transferred, Borrower will provide Lender with a copy of the deed or other instrument of Transfer to the transferee. Borrower will promptly after request therefor provide Lender with such other information and documentation with respect to such Transfer as Lender shall reasonably request, including, without limitation, information as to ownership of such transferee.

         (c)     Upon the occurrence of any Transfer, the provisions of this
Section 6.2 shall continue to apply to the transferee as if it were the transferor hereunder, and any consent by Lender permitting a transaction otherwise prohibited under this Section 6.2, or any right of Borrower or any other Person to Transfer without such consent, shall not constitute a consent to or waiver of any right, remedy or power of Lender to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this Section 6.2. Notwithstanding the giving of any consent hereunder by Lender, Borrower shall not engage in any Prohibited Transaction.

         (d) Notwithstanding the provisions of this Section 6.2, Obsolete Collateral (as such term is defined in the Mortgages) may be sold or otherwise disposed of, provided, however, that either (i) such Obsolete Collateral has been or is contemporaneously being replaced by like collateral of at least equal value and utility which is subject to the Lien of the Mortgages with the same priority as with respect to the Obsolete Collateral, or (ii) such Obsolete Collateral may be removed without adversely affecting the maintenance, safety and operations at the Property.

         (e) For purposes hereof, "PERMITTED TRANSFERS" shall mean (i) any Transfers of the capital stock of Borrower so long as the same do not, individually or in the aggregate, result in a Change of Control, and (ii) any Transfers of Intervals contemplated under any contract of sale for any Intervals pursuant to a Declaration, provided that no Transfer of record shall be permitted with respect to any such Intervals prior to the Release of the Unit containing any such Intervals and receipt by Lender of the Release Price therefor.

         6.3 LIENS. Borrower shall not create, suffer or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, charge, attachment, levy, distraint or other judicial process (collectively, "LIENS") on, of or against, or otherwise affecting, all or any portion of any Property (including, without limitation, fixtures and other personal property), or any other property of Borrower (whether tangible or intangible and now owned or hereafter acquired) in favor of any Person other than Lender, without the prior written consent of Lender (which consent may be withheld in Lender's sole discretion) in each instance, other than the Permitted Encumbrances.

         6.4     INDEBTEDNESS.

         (a) Borrower shall timely pay any and all Indebtedness incurred by Borrower.

         (b) Notwithstanding that any Trade Payables incurred with respect to any Property are otherwise permitted hereunder, Borrower shall pay any portion of such Trade Payables which becomes due and payable within sixty (60) days following the date on which each such amount is due and payable.

         6.5     COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC.

  (a) Borrower will not modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, except that Lender's prior written consent shall not be required for any of the foregoing in connection with the conversion of any Property into a Timeshare Property, provided that the same shall not cause any diminution in value of any Collateral. Borrower will timely comply in all material respects with the terms of all Easements, restrictive covenants and all other Permitted Encumbrances. Borrower shall take such further actions as Lender may reasonably request from time to time with respect to such Easements, restrictive covenants or Permitted Encumbrances.

         (b) Borrower shall observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, privileges, franchises and concessions that are applicable to the Property, the use and occupancy thereof, or the business conducted thereat, and will timely comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any Governmental Authority or court applicable to it and/or the Property or any part thereof.

         6.6     LEASES.

         (a) Except as permitted in this Section 6.6, Borrower will not enter into any Lease without the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion. Notwithstanding the foregoing, Lender shall use its commercially reasonable discretion in granting or withholding its consent with respect to a new Lease; provided, however, that
(i) the tenant under the Lease in question is not an Affiliate of Borrower,
(ii) such transaction is entered into on arms length terms (without consideration of any other relationship Borrower or any Affiliate of Borrower may have with the tenant or any Affiliate of such tenant), and (iii) the fair market value of the Property and the ability of Borrower to make all payments under the Loan Documents is not adversely affected thereby.

         (b) Borrower will timely comply with all material terms and conditions on its part to be performed under each Lease. Borrower shall neither do nor neglect to do, nor permit to be done, anything which may cause the termination of any Lease, other than due to the default of the tenant(s) under such Lease. Borrower shall not collect any rent or other payment under any Lease more than one month in advance of the due date thereof. Borrower will use its best efforts to require the performance of all of the obligations of tenants and other Persons bound by the Leases and to enforce the Leases, subject, however, to the limitation on termination described in this Section 6.6.

         (c) Borrower may, without Lender's prior written consent, enter into any Lease, provided that each of the following conditions is satisfied:
(i) such Lease is subordinate to the Mortgages; (ii) the term of such Lease is less than one (1) year, and (iii) such Lease does not contain any options to purchase or other rights with respect to the ownership of the Property.

         (d) Borrower may, without Lender's prior written consent, modify or amend any Lease, provided that either (i) such modification or amendment is required to be entered into pursuant to the terms of such Lease, or (ii) each of the following conditions is satisfied: (A) such Lease would, after such amendment or modification, satisfy the conditions set forth in Section 6.6(c) hereof, to as great an extent as it did prior to such amendment or modification; and (B) such amendment or modification does not otherwise have a Material Adverse Effect.

         (e) Each Lease executed by Borrower after the date hereof shall provide, in a manner satisfactory to Lender, for (i) automatic subordination of such Lease to the liens of the Mortgages, (ii) attornment by the tenant or licensee thereunder to Lender promptly after the giving by Lender of a notice to such tenant requiring such attornment, (iii) the tenant or licensee thereunder to give a notice to Lender of each material default by the landlord or licensor thereunder, simultaneously with the giving of notice of such default to such landlord or licensor, (iv) Lender to have the right, but not the obligation, to cure any default by the landlord or licensor thereunder after the expiration of the landlord's or licensor's cure period, if any, and
(v)
execution and delivery (not more than ten (10) days after a request therefor) of an estoppel certificate satisfactory to Lender. Without limiting the foregoing, each Lease shall also provide that Lender (or any other successor to the landlord or licensor acquiring the Property by foreclosure, deed in lieu of foreclosure or otherwise in connection with the enforcement of the Loan Documents) shall not be: (A) liable for any previous act or omission of the landlord or licensor under such Lease; (B) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to such tenant or licensee against the landlord or licensor; (C) unless consented to by Lender or permitted without Lender's consent under this Section 6.6, bound by any previous modification of such Lease, or by any previous prepayment of more than one month's fixed rent or additional rent; (D) bound by any covenant or obligation of the landlord or licensor to perform, undertake or complete any work in the leased space of the Property or to prepare it for occupancy; (E) required to account for any security deposit of the tenant or licensee other than any security deposit actually delivered to Lender by Borrower; (F) bound by any obligation to make any payment to such tenant or licensee or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by landlord or licensor after the date of such attornment; and (G) responsible for any monies owing by the landlord or licensor to such tenant or licensee.

         6.7 DELIVERY OF NOTICES. Borrower will promptly, but in no event later than five (5) days after Borrower becomes aware of any of the following events, furnish a written notice to Lender (together with the applicable correspondence and papers relating thereto) specifying the nature and period of existence of such condition or event and, with respect to events described in clause (a) below, what action Borrower is taking or proposes to take with respect thereto (compliance with the provisions of this Section 6.7 shall not be deemed or construed to constitute a waiver of or consent to any Default or Event of Default of which Borrower has given Lender notice pursuant to this
Section 6.7):

                 (a) any Default hereunder or under any of the other Loan Documents or Facility Documents, or any Event of Default;

                 (b) (1) any receipt or delivery by Borrower of a notice of default or termination, (2) any proposed action with respect to any default, or (3) any failure by any Person to perform any material obligation, maintain any material representation or warranty or satisfy any material condition, in each instance, in connection with any material Easement, recorded instrument or Permit;

                 (c) the filing of any action, suit or proceeding against or affecting Borrower or the Property that, if adversely determined, could singly or collectively (1) impair the validity or enforceability of this Agreement or any of the other Loan Documents or Facility Documents or the ability of Borrower to perform its Loan Obligations or Facility Obligations hereunder or thereunder or otherwise have a Material Adverse Effect, or (2) result in a Lien on any portion of the Property; and/or

                 (d) any notice received from any Governmental Authority asserting a violation of any material Legal Requirement and any correspondence to or from Borrower with respect thereto.

                 (e) the filing of any Timeshare Documents whereby any Property shall convert to a Timeshare Property.

         Without limiting the generality of the foregoing, Borrower will transmit to Lender, immediately upon receipt thereof, any communication (addressed to Borrower or any Affiliate of Borrower) which relates to matters which is reasonably likely to adversely affect Lender's security for the Loan or reasonably likely to have an adverse effect on the financial condition of Borrower, and will promptly respond fully to any inquiry of Lender made with respect thereto.

         6.8     ERISA.

         (a) In addition to the prohibitions set forth in Section 5.25 hereof, and not in limitation thereof, Borrower shall not Transfer or hypothecate its interest or rights in this Agreement or in the Property, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any Person owning a direct or indirect interest in Borrower Transfer any of its rights or interest (direct or indirect) in such Person, attempt to do any of the foregoing or suffer any of the foregoing, nor shall Borrower or any Person owning a direct or indirect interest in Borrower take, without limitation, any action or fail to take any action, if, in any such case, doing so would (i) cause the Loan or the exercise of any of Lender's rights in connection therewith to constitute a Prohibited Transaction (unless Borrower furnishes a legal opinion reasonably satisfactory to Lender that the same is exempt from the Prohibited Transaction provisions of ERISA and the Internal Revenue Code or otherwise does not constitute a Prohibited Transaction), assuming solely for this purpose that Lender is a Party In Interest or a Disqualified Person with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower, or (ii) otherwise result in Lender being deemed in violation of any applicable provisions of ERISA with respect to the Loan. Borrower shall take such steps as are necessary to assure that each of them (and their respective shareholders, partners and members) does not commit any act, or fail to commit any act, the occurrence of which or the failure of which to occur would cause the Loan to be a Prohibited Transaction.

         (b) If the provisions of this Section 6.8 are violated, Borrower agrees, at its own cost and expense, to take such steps as Lender shall reasonably request to prevent the occurrence of a Prohibited Transaction or to correct the occurrence of a Prohibited Transaction. Borrower agrees to indemnify, defend and hold the Indemnified Parties free and harmless from and against all loss, costs (including attorney's fees and expenses), taxes, penalties, damages and expenses any Indemnified Party may suffer by reason of the investigation, defense and settlement of claims based upon a breach of the foregoing provisions. The provisions of Section 9.5 hereof shall apply to such indemnification. The foregoing indemnification shall survive repayment of the Loan.

         6.9     INTENTIONALLY OMITTED.

         6.10 AFTER ACQUIRED PROPERTY. Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower and located at any Property, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same, unless such equipment or personal property is the subject of any Indebtedness which would prohibit the granting of such security interest.

         6.11 BOOKS AND RECORDS. Borrower shall keep and maintain at all times at its principal office complete, true and accurate books of account and records reflecting the results of its operations. Borrower shall permit Lender, its agents, consultants and representatives, upon reasonable notice (which may be given orally or in writing) and at reasonable times, to examine and audit the books and records of Borrower and make copies thereof, at Borrower's expense. Borrower shall make all records relating to the Property available to Lender and shall cooperate with any examination, audit or other inquiry (including causing the personnel responsible for the Property to be available to respond to inquiries).

         6.12    DELIVERY OF ESTOPPEL CERTIFICATES.

         (a) Borrower shall, from time to time, within ten (10) days after written request from Lender, furnish to Lender or such other party (or parties as may be requested by Lender) a written certificate setting forth the unpaid principal of and interest due on the Note and any other sums evidenced or secured by the Mortgages, and/or the other Loan Documents or Facility Documents, stating the date through which interest has been paid, and stating whether or not any offsets, defenses or counterclaims exist with respect to the Loan Documents or Facility Documents. If requested, such certificate will also attach true and correct copies of any Loan Documents or Facility Documents and state such other information as Lender shall require. Upon request of Lender, Borrower shall within ten (10) days after such request furnish Lender or such other party or parties as Lender may request, a written certificate certifying as to such matters as Lender may reasonably request.

         (b) Borrower shall use all reasonable efforts to deliver to Lender upon request, which may be made from time to time, tenant estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender.

         6.13 MANAGEMENT. The Property is at all times to be managed by Borrower in a competent and professional manner appropriate for a Resort similar to the Property.

         6.14    FINANCIAL STATEMENTS; AUDIT RIGHTS.

                 6.14.1 STATEMENTS TO BE DELIVERED. Until the Loan is repaid in full, Borrower shall cause the following financial statements and documentation to be delivered at the time and in the form and manner referenced below:

                 (i) audited statements of the financial position (balance sheet) of Borrower as of the close of each fiscal year of Borrower during the Term, and of stockholders' equity, retained earnings, changes in financial position and cash flows for such fiscal year, which statements shall be duly certified by the Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles and accompanied by an opinion of the Approved Accountant (which opinion shall be unqualified and shall not contain any "statement of emphasis") to the effect that such financial statements present fairly, in all material respects, the financial condition of Borrower as of the end of the fiscal year being reported on and that the results of the operations and cash flows for said year are in conformity with generally accepted accounting principles, consistently applied, and that the examination of the Approved Accountant in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as the Approved Accountant deemed necessary in the circumstances;

                 (ii) unaudited quarterly balance sheet of Borrower, a statement of profits and losses and a calculation of net cash flows for the applicable quarter, such quarterly financial statements to be certified by a Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles;

                 (iii) a monthly operating statement showing all receipts, expenses and net cash flow for the applicable calendar month, year-to-date results and variances from the same month in the prior calendar year and from the Approved Budget, and such other matters as Lender shall reasonably require, which monthly operating statements shall be certified by a Designated Officer to be true, correct and complete in all material respects and shall be prepared on a cash basis;

                 (iv) not later than each December 1 during the Term, Borrower shall submit to Lender a detailed budget for each Property covering the calendar year commencing on the following January 1 (each such budget is referred to as an "APPROVED BUDGET"); until Lender shall receive a new budget, the Approved Budget from the prior year shall remain in effect, and it is expressly understood and agreed that the budget for the calendar year in which the Closing Date shall occur shall be delivered to Lender within thirty (30) days following the Closing Date;

                 (v) the annual Form 1065 (with accompanying schedules K-1) (or any substitute therefor) prepared by Borrower;

                 (vi) schedule of all accounts payable with respect to each Property at the end of each calendar quarter, certified by a Designated Officer to be true, correct and complete in all material respects; and

                 (vii) such other reports and information which Lender reasonably requires certified by a Designated Officer to be true, correct and complete in all material respects.

                 6.14.2   TIME FOR DELIVERY.

                 (a)      The statements referred to in paragraph (i) of
Section 6.14.1 hereof shall be delivered to Lender within ninety (90) days after the last day of each fiscal year of Borrower. The statements referred to in paragraphs (ii) and (vi) of Section 6.14.1 hereof shall be delivered to Lender within thirty (30) days after the last day of each calendar quarter. The reports referred to in paragraph (iii) of Section 6.14.1 hereof shall be delivered to Lender within twenty (20) days after the last day of each calendar month. Notwithstanding anything to the contrary, the information required under paragraph (v) of Section 6.14.1 hereof shall be delivered to Lender simultaneously with delivery to the partners/members of Borrower but in no event later than ninety (90) days after the last day of each fiscal year of Borrower. All Financial Statements shall be in form and substance satisfactory to Lender.

                 (b) Borrower shall deliver to Lender Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, Form 8-K Current Reports and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Lender relating to any of the Collateral and/or the financial condition of Borrower.

                 6.14.3 OFFICER'S CERTIFICATE. Each Financial Statement described in paragraphs (i), (ii) and (iii) of Section 6.14.1 hereof shall be accompanied by an Officer's Certificate of Borrower certifying that, to the best of such officer's knowledge, Borrower has observed and performed, in all material respects, all of its covenants and other agreements contained in this Agreement and the other Loan Documents, whether there exists any material Default or Event of Default and, if there is, specifying the nature and period of existence thereof and the action Borrower is taking or proposing to take with respect thereto.

         6.15 MAINTENANCE OF TAXABLE STATUS. Borrower will maintain its status of being taxed as a corporation for the purposes of federal, state and local income taxes.

         6.16 LENDER'S ATTORNEYS' FEES AND EXPENSES. Borrower shall appear in and defend any action or proceeding purporting to affect the security of the Mortgages or the security interests granted under any of the other Loan Documents, or the rights and powers of Lender under any of the Loan Documents, and Borrower (in addition to Lender's attorneys' fees and expenses to be paid by Borrower otherwise pursuant to this Agreement or the other Loan Documents) shall pay all of Lender's attorneys' fees and expenses in connection with the enforcement of this Agreement and the other Loan Documents and the collection of all amounts payable hereunder and thereunder. In case of any Default under this Agreement or any of the other Loan Documents, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of the Mortgages or the other Loan Documents, or which adversely affects Lender's interests in the Property or any part thereof, including, but not limited to, eminent domain, or proceedings of any nature affecting the Property or involving the bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief with respect to Borrower or relating to a decedent, then Lender may, but without obligation to do so, and without releasing Borrower from any obligation hereunder or under the other Loan Documents, make such appearances, disburse such reasonable sums and take such action as Lender deems necessary or appropriate to protect Lender's interest in the Property. All costs incurred by Lender, including attorneys' fees and disbursements, in taking any action described above shall be paid by Borrower upon demand together with interest thereon at the Default Rate from the date paid by Lender through the date of repayment by Borrower and the same shall be deemed to constitute protective advances evidenced by the Note and secured by the Mortgages and the other Loan Documents. In addition to, and without limiting the generality of, the foregoing, if, at any time hereafter, Lender employs counsel (i) upon the occurrence of a Default, for advice or other representation (whether or not any suit has been, or shall thereafter be, filed, and whether or not other legal proceedings have been, or shall thereafter be, instituted, and whether or not Lender shall be a party thereto) with respect to the Loan, the Property or any part thereof, this Agreement or any of the other Loan Documents, or (ii) to protect, collect, lease, sell, take possession of, foreclose upon or liquidate all or any part of the Property, or to attempt to enforce any security interest or Lien in all or on any part of the Property, or to enforce any rights of Lender or any of Borrower's Loan Obligations hereunder or under any of the other Loan Documents, or any obligations of any other Person which may be obligated to Lender by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to Lender by or for the benefit of Borrower, then, in any such event, all of the attorneys' fees and expenses arising from such services, and all expenses, costs and charges relating thereto, shall be paid by Borrower upon demand, together with interest thereon at the Default Rate from the date paid by Lender through the date of repayment by Borrower, and the same shall be deemed to constitute protective advances evidenced by the Note and secured by the Mortgages and the other Loan Documents.

         6.17    ENVIRONMENTAL.

         (a) Borrower shall not (and it shall not permit any tenant, subtenant, contractor, agent or manager to) locate, produce, use, store, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, at, over or from the Property, except that Borrower (its tenants, subtenants, manager, contractors or agents) may store, locate and use on the Property Hazardous Substances which are (i) customarily located, stored or used at golf courses similar to the Property, or (ii) unique to a tenant's business located in the Property, provided that such Hazardous Substances described in clauses (i) or (ii) above are at all times stored, located and used in compliance with all Environmental Laws. Borrower shall not permit any Hazardous Substances to be located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from the Property in violation of any Environmental Law, and shall comply with all Environmental Laws which are applicable to the Property. Borrower shall not engage in any conduct in connection with the Property that may subject Borrower to Environmental Costs or contribute to or aggravate a release of Hazardous Substances. In addition to the foregoing restrictions, Borrower agrees that no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are, or will at any time be, located about the Property.

         (b) Borrower shall, promptly within the time permitted by Environmental Laws, initiate and diligently pursue to completion, any and all remedial action required pursuant to any Environmental Laws in response to the presence of any Hazardous Substances at, on, under or about, or emanating from, the Property, and shall take such remedial action as is required to minimize any impairment of Lender's Lien on, and security interest in, the Property. If Borrower undertakes any remedial action with respect to any Hazardous Substance about the Property, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws. If any Hazardous Substance is removed or caused to be removed from the Property by Borrower, the generator number assigned by the Environmental Protection Agency to such Hazardous Substance shall not be in the name of Lender, and Borrower shall assume any and all liability for such removed Hazardous Substance.

         (c) The representations and warranties contained in Section 5.18 hereof and the covenants contained in this Section 6.17 shall be deemed continuing covenants for the benefit of Lender, the Indemnified Parties and their respective successors and/or assigns, except the rights and remedies of Lender and the Indemnified Parties under such Sections 5.18 and 6.17 of this Agreement shall not inure to the benefit of (i) any purchaser of the Property at a foreclosure sale, (ii) any Person taking title to the Property by deed in lieu of foreclosure or (iii) any successor or assign of any Person described in clauses (i) and (ii) above, except that Lender's and Indemnified Parties' rights shall inure to the benefit of the parties described in clauses (i), (ii) and (iii) hereof if such parties are Lender (including, for these purposes, its successors and assigns as holder of the Loan Documents), any beneficiaries of any Loan Pool, and any Participant's or any of Lender's (or such successors, assigns, beneficiaries or Participant's) Affiliates or nominees.

         (d)     Borrower shall give prompt written notice to Lender of:

                 (i) any proceeding or inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance on the Premises or the migration thereof from or to other property;

                 (ii) all claims made or threatened by any third party against Borrower or the Premises relating to any loss or injury resulting from any Hazardous Substance;

                 (iii) the storage, production, release, discharge or disposal of any Hazardous Substances on the Premises other than in accordance with all applicable Environmental Laws; and/or

                 (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law.

         (e) Borrower shall keep Lender apprised of the status of, and any material developments in, any governmental investigation relating to Environmental Matters at or about the Property, any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law with respect to the Property and any other claims, actions or proceedings with respect to the Property relating to Environmental Matters. Borrower shall provide Lender with copies of all communications with all Governmental Authorities relating to Hazardous Substances Claims. Without Lender's prior written consent, Borrower shall not enter into any settlement agreement, consent decree or other compromise with respect to any such governmental investigation or action, or other claim, action or proceeding relating to Hazardous Substances which Borrower does not have the funds available to pay or which may adversely affect Lender's Lien on, or the value of, the Property.

         (f)     The foregoing rights and remedies contained in this Section
6.17 are cumulative with, and in addition to, any rights and remedies Lender may have against Borrower under the other terms and provisions of this Agreement, under any other Loan Document or under any Environmental Law, including, without limitation, CERCLA.

         6.18    REPORT UPDATES.

         (a) Lender reserves the right at any time during the Term to conduct or require Borrower to conduct, at Borrower's expense, such environmental inspections, audits and tests as Lender shall deem reasonably necessary or advisable from time to time utilizing a company acceptable to Lender; provided, however, that Borrower shall not be required to pay for such environmental inspections, audits and tests so long as: (i) no Event of Default exists under this Agreement or any other Loan Document or Facility Document;
(ii) Lender has no cause to believe, in Lender's sole but good faith judgment, that there has been a release or a threatened release of Hazardous Substances at the Property or that Borrower or the Property is in violation of any applicable Environmental Law; (iii) such inspections, audits and tests are not being obtained in satisfaction of the provisions of Section 9.26 hereof; and
(iv) such inspection, audit or test has not been recommended in any other audit, inspection, test or consultants report previously conducted with respect to the Property. In the event that any environmental site assessment report prepared for the Property recommends that an operations and maintenance plan be implemented for any Hazardous Substance, including, without limitation, asbestos, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation.

         (b) Lender shall have the right from time to time throughout the Tenn to order engineering reports with respect to any Property. Such engineering reports shall be paid for by Borrower in accordance with Section
9.4 hereof; provided, however, that Borrower shall not be required to pay for such engineering reports unless (i) an Event of Default has occurred, (ii) any such engineering report is being obtained pursuant to Section 9.26 hereof,
(iii) any such engineering report is required by applicable Legal Requirements to be obtained, or (iv) in Lender's sole but good faith judgment, an adverse change in the condition of any Property has occurred.

             (c) Lender shall not be liable for any action or inaction by Borrower with respect to any remedial or other response activity in connection with any Hazardous Substance or any repair or replacement recommended in any engineering report, notwithstanding any review or approval of Borrower's method of remediation or repair or replacement, as applicable, or any response by Lender.

             6.19 LENDER ACCESS TO PROPERTY. Borrower will permit Lender and its agents, consultants or representatives, to enter upon the Property on reasonable notice (which may be given orally or in writing) at reasonable times to inspect the Property and/or the Improvements. Lender or its agents, consultants or representatives as part of any inspection may take soil, air, water, building material and other samples, subject to the rights of tenants under Leases.

             6.20 DELIVERY OF DOCUMENTS REGARDING OWNERSHIP. Borrower will deliver to Lender, on demand made therefor by Lender, copies of all documents which evidence Borrower's title in or to any materials, fixtures or articles incorporated in the Improvements or subject to the Lien of any of the Loan Documents.

             6.21 USE OF PROPERTY. Unless required by applicable law, Borrower shall not permit changes in the use of any part of any Property from the use existing on the date hereof, except for the conversion of any Property into a Timeshare Property. Borrower shall not initiate or acquiesce in a change in the plat of subdivision or zoning classification of any Property without Lender's prior written consent, except that Lender's prior written consent for such change shall not be required with respect to the conversion of any Property into a Timeshare Property.

             6.22 INSURANCE. Borrower shall at all times maintain all Insurance Policies required to be obtained and maintained by Borrower pursuant to the terms of the Mortgages.

             6.23 BORROWER'S MINIMUM EQUITY. Borrower's Minimum Equity shall remain invested in each Property for the remainder of the Term.

             6.24 CAPITAL OFFERING PROCEEDS. Upon the occurrence of a Capital Offering, Borrower shall repay the Outstanding Principal Balance with the proceeds of such Capital Offering in accordance with the provisions of Sections 2.11.2 hereof.

             6.25 RESORT UTILITIES. With respect to each Timeshare Property, Borrower, to the extent provided for pursuant to the Declaration, shall use its best efforts to insure that the Timeshare Owner's Association will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to serve said Resort.

             6.26 RESORT MAINTENANCE AND AMENITIES. With respect to each Timeshare Property, Borrower, to the extent provided for pursuant to the Declaration, shall use its best efforts to insure that the Timeshare Owner's Association will cause the Resort to be maintained in good condition and repair, in accordance with the provisions of the applicable Timeshare Documents.

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
Borrower will cause each purchaser of an Interval at the Resort to have continuing access to, and use of, to the extent of such purchaser's time-share periods, the Common Elements and related or appurtenant services, rights and benefits, all as provided for in the Declaration and the Timeshare Documents.

             6.27 TIMESHARE REGIME. With respect to each Timeshare Property, Borrower shall not (i) assign any of its rights as "developer" under the Declaration, nor (ii) materially modify any Timeshare Documents, without notifying Lender of such modification.

             6.28 MARKETING/SALES. With respect to each Timeshare Property, Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals, except in compliance with the applicable Timeshare Acts, and applicable laws in the state and other jurisdictions where marketing, sales or solicitation activities occur.

             6.29 TANGIBLE CONSOLIDATED NET WORTH Throughout the Term, Borrower shall maintain at all times a Tangible Consolidated Net Worth of not less than an amount equal to $67,000,000.00, which shall be determined as of the first day of each month during the Term. Borrower shall promptly deliver to Lender, from time to time, all information requested by Lender to substantiate Borrower's then Tangible Consolidated Net Worth which shall be certified by a Designated Officer to be true, correct and complete.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

             7.1 EVENTS OF DEFAULT; DEFAULTS. The term "DEFAULT" as used herein shall mean any one or more of the events set forth below prior to the expiration of the applicable notice or grace period, if any. The term "EVENT OF DEFAULT", wherever used in this Agreement, shall mean any one or more of the events set forth below after the expiration of the applicable notice or grace period, if any.

                     7.1.1 NON-PAYMENT. Failure by Borrower to pay (i) any periodic installment of interest or principal when the same shall become due and payable hereunder or under the Notes and the continuation of such failure for a period of five (5) days after written notice thereof is given to Borrower; provided, however, that such notice shall not be required to be given to Borrower more than two (2) times in any twelve (12) month period, and/or
(ii) the Outstanding Principal Balance, together with the interest accrued on the Note and all other sums which may then be owed by Borrower to Lender, at maturity or upon prepayment of the Note in full, and/or (iii) any other sums to be paid by Borrower hereunder or under any other Loan Documents or Facility Documents within ten (10) days following the date on which Lender gives Borrower written notice of such failure.

                     7.1.2 AFFIRMATIVE COVENANTS. Failure by Borrower or any other Person to duly keep, perform and observe any Affirmative Covenant or agreement in this Agreement, the Note or any other Loan Document (unless same constitutes a Default under any other clause of this

Section 7.1 or any other Loan Document or Facility Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) within thirty (30) days after Lender gives Borrower written notice of such failure; provided, however, that in the event such failure is not susceptible of cure within ten (10) days following the date on which Lender gives Borrower written notice of such failure within such thirty (30) day period, it shall not be an Event of Default hereunder if such failure is curable, Borrower commences to cure such failure within such thirty (30) day period, and thereafter diligently prosecutes such cure to completion within thirty (30) days following the expiration of such sixty (60) day period.

                     7.1.3 NEGATIVE COVENANTS. If Borrower or any other Person shall breach or otherwise not comply with any Negative Covenant set forth herein or in any other Loan Document (unless same constitutes a Default under any other clause of this Section 7.1 or any other Loan Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) and such Default shall continue for five (5) Domestic Business Days after written notice thereof by Lender to Borrower, provided that no such notice and grace shall be required with respect to a knowing, intentional and willful breach of a Negative Covenant.

                     7.1.4 FINANCIAL STATEMENTS. If any material inaccuracy shall exist in any of the Financial Statements or in any other financial statement or other information (i) furnished to Lender by Borrower, any officer of Borrower, or any other Person on behalf of Borrower, pursuant to the provisions of this Agreement or any other Loan Document, or (ii) furnished to or to be furnished to Lender to induce Lender to make any Loan or any advance hereunder or to consent to any matter hereunder or under any other Loan Document.

                     7.1.5 REPRESENTATIONS. If, at any time, any representation, warranty or certification made by Borrower in this Agreement, the Note or any other Loan Document, or in any document delivered pursuant to any Loan Document, or otherwise delivered in connection with the Loan, shall be untrue, incorrect or misleading in any material respect when made, materiality to be reasonably determined by Lender.

                     7.1.6 OTHER LOAN DOCUMENTS. If an "Event of Default" shall occur under any other Loan Document or Facility Document (or under any document evidencing or securing or delivered in connection with any loan (other than the Loan) which Lender may have made or hereafter elect to make to Borrower, including, but not limited to, a certain $40,000,000.00 line of credit facility, as the same may be amended from time to time) or any other default shall occur and continue beyond the applicable notice or grace period, if any, under or with respect to any other Loan Document or Facility Document (or under or with respect to any of the documents evidencing or securing any such other loan).

                     7.1.7 FAILURE TO DELIVER ESTOPPEL CERTIFICATE. If Borrower shall fail to deliver any estoppel certificate required by Section
6.13 hereof within the time period provided in said Section.

                     7.1.8 CESSATION OF BORROWER. If Borrower ceases to exist.

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
                     7.1.9 TRANSFER. If a Transfer shall occur in violation of Section 6.2 hereof.

                     7.1.10 LIENS. If, in violation of Section 6.3 hereof, the Collateral or any part thereof is mortgaged or any other Lien is voluntarily placed thereon by Borrower.

                     7.1.11 INVOLUNTARY BANKRUPTCY, ETC. The entry by a court of (i) a decree or order for relief in respect of any Borrower in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudging Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Borrower or of any substantial part of the property of Borrower, or ordering the winding up or liquidation of the affairs of, Borrower, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) days.

                     7.1.12 VOLUNTARY BANKRUPTCY ETC. (i) The commencement by Borrower of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or of any other case or proceeding, to be adjudicated a bankrupt or insolvent;
(ii) the consent by Borrower (A) to the entry of a decree or order for relief in respect of Borrower in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (B) to the commencement of any bankruptcy or insolvency case or proceeding against Borrower; (iii) the filing by Borrower of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law against it; (iv) the consent by Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Borrower, or of any substantial part of any property of Borrower; (v) the making by Borrower of an assignment for the benefit of creditors; or (vi) the admission by Borrower in writing of its inability to pay its debts generally as they become due.

                     7.1.13 JUDGMENTS. If, at any time, a judgment shall be rendered against Borrower which could adversely affect the ability of Borrower to perform any of its Loan Obligations or Facility Obligations, if any, under this Agreement, the Notes or any other Loan Document or Facility Document; provided, however, that if Borrower appeals said judgment and (i) said appeal (A) is timely filed, (B) is diligently pursued, (C) is permitted by law, and (D) has the effect of staying any action on such judgment, (ii) Borrower posts any security required by law or required by Lender in respect of said judgment, (iii) said judgment does not subject Lender, the Collateral or the Property to any civil or criminal penalties, and (iv) such judgment is not a Lien on the Collateral, the Property, then it shall not be an Event of Default hereunder until such judgment is final and non-appealable.

                     7.1.14 DELIVERY OF FINANCIAL STATEMENTS. If Borrower fails to deliver to Lender any Financial Statement required to be delivered hereunder or under any other Loan Document, and such failure continues for fifteen (15) days after notice thereof is given by Lender to Borrower.

                      7.1.15 ERISA. If Borrower shall breach any of the provisions of Section 6.8 hereof.

                      7.1.16 OTHER CONDITIONS FOR ACCELERATION. The occurrence of any conditions set forth herein, in the Note or any other Loan Document or Facility Document permitting Lender to accelerate the Loans.

                     7.1.17 DENIAL OF OBLIGATION. If Borrower shall take the position in any written communication with Lender or in any litigation that any Loan Document or Facility Document is no longer the valid, binding and enforceable obligation of Borrower or any other party thereto, or that such Person's obligations to Lender, if any, pursuant to such Person's Organizational Documents are no longer the valid, binding and enforceable.

                     7.1.18 FAILURE TO PROVIDE FURTHER ASSURANCES. If, after fifteen (15) days notice from Lender to Borrower that Borrower has failed to comply with any of the provisions of Section 9.24 hereof, Borrower fails to cure such Default.

                     7.1.19 PRIORITY OF LIENS UNDER LOAN DOCUMENTS. The Liens created by the Loan Documents or Facility Documents shall at any time, except by reason of the acts of Lender, not constitute a valid and perfected first (or second in the case of the Second Mortgage) lien on the Collateral intended to be covered thereby in favor of Lender, free and clear of all other Liens (other than Liens permitted under the Loan Documents), or, except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or any other Person, and any such action by any such other Person is not being contested by Borrower in good faith and by appropriate proceedings diligently conducted.

                     7.1.20 CERTAIN COVENANTS. Borrower has failed to comply with any of the provisions of Sections 6.4 (Indebtedness) or 6.22 (Insurance) hereof.

                     7.1.21 DEFAULT IN PAYMENT OF INDEBTEDNESS. Borrower shall default in the payment of any Indebtedness (other than any Loan Obligations or Facility Obligations) in excess of $250,000.00 and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same.

                     7.1.22 ENVIRONMENTAL CLAIMS. There shall have been asserted against Borrower, or any predecessor in interest of Borrower, an Environmental Claim that, in the judgment of Lender is reasonably likely to be determined adversely to Borrower and such Environmental Claim arises with respect to or may affect any Collateral or the value thereof (either individually or in the aggregate) and is reasonably likely in the opinion of Lender to have a Material Adverse Effect.

                     7.1.23 CONTINUOUS OPERATION. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by Borrower or with respect to any Resort, or the failure to pay any fee which is necessary for the continued operation of any Resort or Borrower's business in the same manner as is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

                     7.1.24 SUSPENSION OF SALES. The issuance of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or non-judicial sanction, which is not dismissed with prejudice within ninety (90) days, limiting or otherwise adversely affecting any Interval sales activities, or other business operations in respect of the Resorts located at any Property or the enforcement of Lender's remedies.

        7.2   TERMINATION OF COMMITMENT AND RIGHTS UPON EVENT OF DEFAULT.

              (a) Upon the occurrence and during the continuance of any Event of Default, other than one referred to in Section 7.1.12 or 7.1.13 hereof, Lender may, by notice to Borrower, terminate the Commitment and it shall thereupon terminate in its entirety. Upon the occurrence of an Event of Default referred to in Section 7.1.12 or 7.1.13 hereof, the Commitment shall automatically be terminated.

             (b) Upon the occurrence and during the continuance of any Event of Default, Lender shall, in addition to all other remedies conferred upon Lender at law or in equity or by the terms of the Note and the other Loan Documents and Facility Documents, have the right, but not the obligation, to pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

                                  (i)         take any action which, in
             Lender's sole judgment, is necessary or appropriate to effect observance and performance of the covenants, agreements and Loan Obligations and Facility Obligations (under this Agreement and the other Loan Documents and Facility Documents) of Borrower or any other Person providing collateral pursuant to, or obligated to perform any of the terms and provisions of, this Agreement or the other Loan Documents or Facility Documents (each, an "OBLIGATED PARTY");

                                  (ii)        declare any and/or all of the
             Notes to be immediately due and payable;

                                  (iii) use and apply (i) any receipts or proceeds from any Property, (ii) any Tax and Insurance Deposits deposited with Lender or (iii) any other monies deposited by Borrower with Lender, regardless of the purpose for which the same were deposited, to cure any Default or Event of Default, or apply any such receipts or proceeds from any Property and/or such monies on account of any indebtedness under this Agreement or any of the other Loan Obligations or Facility Obligations, or for any other purposes described herein or in any other Loan Document or Facility Document, in such order or priority as Lender shall determine in its sole discretion;

                                  (iv)        institute an action, suit or
             proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or in any other Loan Document or Facility Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy; and/or

                                  (v)         setoff against the Loan
             Obligations and/or Facility Obligations to Lender of Borrower or any other Obligated Party, any sum owed by Lender or any Affiliate of Lender in any capacity to Borrower or such other Obligated Party, or any property of any of them in the possession of Lender or any Affiliate of Lender.

       7.3 WAIVER OF STAY, EXTENSION AND MORATORIUM LAWS, APPRAISAL AND VALUATION, REDEMPTION AND MARSHALLING.

             (a) Borrower shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage OF ANY stay or extension or moratorium law, any exemption from execution or sale of any of the Collateral, or any part of any thereof, wherever enacted, which may affect the covenants and terms of performance of the Loan Documents and/or the Facility Documents, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of any of the Collateral, or any part of any thereof, prior to any sale or sales thereof which may be made pursuant to any provision of any Loan Document and/or Facility Document, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute to redeem the property so sold, or any part thereof, and Borrower hereby expressly waives all benefit or advantage of any such law or laws, and covenant not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Borrower, for itself and all who may claim under it, waives, to the extent that they lawfully may, all right to have the Collateral marshaled upon any foreclosure.

             (b) In the event that any bankruptcy or insolvency proceeding under any federal, state or local law is filed by or against Borrower or any of their assignees or designees at any time prior to full satisfaction of the Loan, Lender shall, to the extent permitted by law, be absolutely and unconditionally entitled to relief from any automatic stay imposed with respect to Borrower or its assignees or designees and/or the Collateral by the filing of such bankruptcy or insolvency proceeding, including, but not limited to, the stay imposed by Section 362(a) of the Bankruptcy Code effective as of any such filing, without further action by Lender or order of any court, and Lender shall be authorized to exercise all of its rights and remedies with respect to the Collateral, including, but not limited to, commencing a foreclosure action, seeking the appointment of a receiver therein and selling the Collateral therein, and Borrower hereby irrevocably consents to the foregoing. Without limiting the previous sentence, Borrower hereby irrevocably consents to, shall not oppose or contest, and shall not request or cause any creditors' committee or any party in interest to oppose or contest, any application for relief from the automatic stay or for "adequate protection," as that term is defined in the Bankruptcy Code, which may be filed by Lender in any future bankruptcy or insolvency proceeding with respect to Borrower and/or the Collateral. No other action, inaction or agreement by Lender in any future bankruptcy or insolvency proceeding shall be deemed to be a waiver of the rights given to Lender hereby.

             7.4 PREFERENCES. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of the Loans. To the extent Borrower makes a payment to Lender, which payment or the proceeds or any part thereof are subsequently invalidated, declared to be fraudulent, preferential or avoidable, set aside or required to be repaid to a trustee, receiver or any other party having requisite authority under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligation hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

             7.5           WAIVER OF CROSS-DEFAULT AND CROSS-COLLATERALIZATION.
Borrower acknowledges and agrees that Lender may unilaterally waive, release and/or terminate any provisions of the Facility Documents relating to cross-defaults and/or cross-collateralization. In any such event, Lender shall have the right to record one or more declaration(s) or other instrument(s) with respect to the Facility Documents referring to this Section and stating that from and after the date of such declaration(s) or other instrument(s), the Facility Documents designated therein shall no longer secure the Facility Obligations (other than the designated Loan Obligations) and that any default that may thereafter occur in the payment, performance or observance of any Facility Obligations (other than the designated Loan Obligations) shall no longer constitute an Event of Default under the Facility Documents. Upon the recording of any such declaration(s) or instrument(s), (a) the Facility Obligations shall no longer be deemed to include the designated Loan Obligations, (b) the designated Facility Documents shall no longer evidence and/or secure the Facility Obligations (other than the Loan designated Obligations), (c) the Facility Documents (other than the designated Loan Documents) shall no longer be deemed to evidence or secure the designated Loan Obligations, and (d) the Facility Documents shall thereafter be construed, interpreted and enforced for all purposes in the same manner and to the same extent and on the same terms as if the Facility Documents had never contained any reference to the designated Facility Documents or the designated Loan Obligations. Borrower shall cooperate with Lender in connection with any such waiver, release and/or termination and shall, within three (3) Domestic Business Days after request by Lender, execute and deliver such documents as Lender shall reasonably request confirming such waiver, release and/or termination. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute any document required in connection with the foregoing if such Borrower shall fail to execute any such document within three
(3) Domestic Business Days after request by Lender.

                                   ARTICLE 8
                 RELEASES OF COLLATERAL; RIGHT OF FIRST REFUSAL

             8.1          RELEASE PROVISIONS.

                          8.1.1         RELEASE CONDITIONS. Borrower may, from
time to time, obtain a release of any Units (each, a "RELEASE") from the Mortgages and the other Loan Documents or Facility

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Documents encumbering such Timeshare Property provided that Borrower shall have complied with all of the following conditions (collectively, the "RELEASE CONDITIONS"):

             (a) Borrower shall have submitted to Lender a written request for such Release (each, a "RELEASE REQUEST") at least five (5) Domestic Business Days prior to the anticipated date of such Release, including therein a certification that, as of the date of the Release Request, (i) the number of Units which shall be the subject of such Release, and (ii) no Event of Default shall have occurred and be continuing;

             (b) All accrued and unpaid interest and any unpaid or unreimbursed amounts in respect of the Loans and any other sum then due hereunder or under any of the other Loan Documents or Facility Documents shall have been paid in full or shall have been arranged to be paid in full contemporaneously with the Release;

             (c) Borrower shall have paid, or caused to be paid, to Lender by wire transfer or otherwise in immediately available funds, an amount equal to (i) the release price per Unit set forth in the Loan Supplement in respect of the Timeshare Property identified in the Release Request, multiplied by (ii) the number of Units set forth in such Release Request (collectively, the "RELEASE PRICE");

             (d) No Default shall have occurred and be continuing at the time of the submission by Borrower of the Release Request or at the time of the Release; and

             (e) Borrower shall have paid, in connection with each Release, all of the reasonable legal and administrative fees and expenses incurred by Lender in connection with preparing, reviewing, processing and delivering each such Release.

             8.1.2 DEFINITION OF PROPERTY. Upon the recordation of any Release, all references herein to the term "Properties" shall be deemed to exclude the Property or any portion thereof covered under such Release.

             8.1.3 RELEASE. Upon satisfaction of the Release Conditions, Lender, at the sole cost and expense of Borrower, shall execute and deliver to Borrower partial releases, satisfactions, discharges and/or assignments, as applicable and as reasonably requested by Borrower, of the Loan Documents and the other Facility Documents relating to the Timeshare Property or any portion thereof set forth in the Release Request.

       8.2 RIGHT OF FIRST REFUSAL. Borrower shall, from time to time during the Term, give Lender a written notice (a "FINANCING NOTICE") setting forth a description in reasonable detail of any proposal by another Person to provide a new loan to Borrower to be secured by the Properties or any portion thereof whether by way of a credit facility, mortgage repurchase facility or otherwise (each, a "PROPOSED FINANCING"), including a copy of any term sheet, and/or draft commitment letter and draft agreements for any such proposed transaction to the extent permitted by applicable confidentiality requirements. The Financing Notice shall be delivered within five (5) Domestic Business Days following Borrower's and such Person's agreement with respect to

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the terms of the Proposed Financing. Borrower shall not enter into a binding agreement with respect to a Proposed Financing prior to giving the Financing Notice or, after the Financing Notice is given, until such time as the Financing Notice is deemed revoked pursuant to this Section 8.2.

       During the ten (10) day period commencing on the date Lender receives a Financing Notice, Lender shall have the option (but not the obligation) to provide financing for Borrower on terms which shall match the material terms of the Proposed Financing ("LENDER'S PROPOSED FINANCING") by giving Borrower written notice (the "EXERCISE NOTICE"); PROVIDED, however, that the terms of Lender's Proposed Financing may differ from the non-material terms of the Proposed Financing. Upon Lender giving the Exercise Notice, Borrower and Lender shall negotiate in good faith the non-material terms of Lender's Proposed Financing, and Borrower shall take all action reasonably required by it or its agents to consummate a financing with Lender on the terms of Lender's Proposed Financing, or such other terms as such Person and Lender may agree. For the purposes of this Section 8.2. "material" terms shall include interest rate, term of the facility, principal amount of the facility, recourse, if any, to Borrower, amortization, collateral, advance rate, points and other fees, transferability and assumption.

       If (i) Lender fails to give the Exercise Notice during such ten (10) calendar day period, or (ii) Lender gives the Exercise Notice during such ten
(10) calendar day period but Lender and Borrower shall fail to consummate the Lender's Proposed Financing within thirty (30) days (or such longer period as shall be agreed to in a writing signed by Borrower and Lender) after the giving of the Exercise Notice (other than by reason of Borrower failing to perform its obligations under the preceding paragraph), the Financing Notice shall be deemed revoked and of no further force and effect, and Borrower may thereafter proceed with the Proposed Financing with the Person referred to in the related Financing Notice upon the terms thereof. If Borrower shall fail to consummate such Proposed Financing in accordance with the terms thereof and the Financing Notice, such Persons shall continue to comply with the provisions of this
Section 8.2 and provide Lender with a Financing Notice of any Proposed Financing prior to consummating a Proposed Financing with any Person.

                                   ARTICLE 9
                               GENERAL PROVISIONS

       9.1          RIGHTS CUMULATIVE; WAIVERS.

                    (a) Each right, power and remedy conferred upon Lender herein or in any of the other Loan Documents or Facility Documents is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised, concurrently or independently, from time to time as often and in such order as may be deemed expedient to Lender. The exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any

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such right, power or remedy, or be construed to be a waiver of any Default or acquiescence therein. Enumeration of special rights or powers herein or in the other Loan Documents or Facility Documents shall not be construed to limit any grant of general rights or powers herein or in the other Loan Documents or Facility Documents or to limit Lender's exercise of any and all rights granted under the laws of the State of New York, the state where any Property is located, or the United States of America. No act of Lender shall be construed as an election to proceed under any provision herein or in any other Loan Document or Facility Document to the exclusion of any other provision herein or in any other Loan Document or Facility Document. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Lender by this Agreement or any other Loan Document or Facility Document is not required to be given. Lender shall be entitled to enforce payment of the Loans and any other amount payable under the Loan Documents or Facility Documents, and performance of this Agreement and the other Loan Documents and Facility Documents, and to exercise all rights and remedies under this Agreement or the other Loan Documents or Facility Documents or otherwise at law or in equity, notwithstanding that some or all of the indebtedness secured thereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise.
Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender hereunder, under any of the other Loan Documents, Facility Documents or otherwise, in such order and manner as Lender may determine in its absolute discretion.

            (b) Lender may, by written notice to Borrower, at any time and from time to time, waive in whole or in part, and absolutely or conditionally, any Default or Event of Default hereunder. Any such waiver shall be subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights of Borrower shall be otherwise unaffected, and any Default or Event of Default so waived shall be deemed to be cured and not continuing only to the extent, and only on the conditions or limitations, set forth in such waiver, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right, remedy or power consequent thereupon.

       9.2 LENDER'S ACTION FOR ITS OWN PROTECTION ONLY. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Property, to review and/or approve all documents and instruments submitted to Lender, or otherwise, will be exercised and taken by Lender and by Lender's employees, agents, consultants and representatives for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor Lender's employees, agents, consultants or representatives shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein or under any of the other Loan Documents or Facility Documents authorized to be taken by Lender or Lender's employees, agents and representatives. Any review, investigation or inspection conducted by Lender, any architect, engineer or other consultant retained by Lender, or any agent or representative of Lender, in order to verify independently Borrower's satisfaction of the covenants, agreements and Loan Obligations and/or Facility Obligations of Borrower under this Agreement or any of the other Loan Documents or Facility Documents or the validity of any representations and warranties made by Borrower or any other

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party (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements, Loan Obligations or Facility Obligations were not performed or that any such representations or warranties were not true) shall not affect (or constitute, except as may specifically be provided in this Agreement or in the other Loan Documents or Facility Documents to the contrary, a waiver by Lender of) (i) any representations and warranties under this Agreement or the other Loan Documents or Facility Documents or Lender's reliance thereon, or (ii) Lender's reliance upon any certifications of Borrower or any other party in connection with the Loan, or any other facts, information or reports furnished to Lender by Borrower or any other party in connection with the Loans. Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Property or the Collateral, and Borrower shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only and neither Borrower nor any third party is entitled to rely thereon.

       9.3 NO THIRD PARTY BENEFICIARIES. All conditions to the obligations of Lender hereunder and under the other Loan Documents and Facility Documents are imposed solely and exclusively for the benefit of Lender and its Assignees and Participants, if any, and its or their successors and assigns, and no other Person (other than Servicer) shall have standing to require satisfaction of such conditions in accordance with their terms, or be entitled to assume that Lender will refuse to advance proceeds of the Loans or refuse to agree or consent to any matter in the absence of strict compliance with any or all thereof, and no other Person (other than Servicer) shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if, in its sole discretion, it deems it advisable to do so.

       9.4   PAYMENT OF EXPENSES, ETC.

             9.4.1 PAYMENT OF EXPENSES. BORROWER will, on the Closing Date and at all times thereafter, pay all costs and fees incurred by Lender in connection with (i) the preparation, negotiation, consummation, execution, administration, repayment, collection and enforcement of the Loans and the Loan Documents, and (ii) any approval, consent, amendment or modification requested by Borrower or waiver related to any of the foregoing. Without limiting the generality of the foregoing, Borrower will pay:

                          (a) all Lender's Counsel Fees in connection with the foregoing;

                          (b) all taxes AND RECORDING FEES AND EXPENSES, INCLUDING, without limitation, stamp and/or mortgage taxes AND TRANSFER TAXES, if any;

                          (c) all fees and out-of-pocket expenses incurred by Lender, including all expenses of Lender and its respective agents and representatives, in connection

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             with any Default or Event of Default hereunder, under the Note or under any other Loan Document or the collection or enforcement thereof,

                          (d) subject to Sections 6.18 and 9.26 hereof, all fees and expenses of any environmental, engineering, appraisal, construction, insurance or other consultants retained by Lender in connection with any Loan or the administration, enforcement or collection thereof; and

                          (e) all brokers' fees and commissions relative to any Loan, any the Property, the Collateral and/or any Lease or purchase contract affecting same.

             Without limiting the generality of the foregoing, to the extent that Lender, after the Closing Date, deems it necessary to employ counsel and/or any other consultant for whatever purpose relative to any Loan or Lender's interest in the Collateral, including, without limitation, all future amendments requested by Borrower, supplements, notices, recordings, approvals, consents and waivers with respect to the Loan Documents (or any proposal by Borrower therefor), whether or not consummated, the adjustment and collection of any and all insurance proceeds with respect to any insurance coverage required hereunder, or obtaining any and all awards in connection with any condemnation, the fees and expenses of such counsel and/or consultants shall be borne by Borrower. Any fees and expenses referred to in this Section 9.4.1 which are incurred by Lender are to be paid by Borrower within five (5) days after demand is made by Lender therefor. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, cost (including attorneys' fees) or damage whatsoever incurred by Lender as a result of Borrower's failure to pay any cost or expense contemplated hereby. The provisions of this Section 9.4.1 are not intended to limit any other obligation of Borrower or any other Obligated Party to pay fees and expenses of Lender or other Persons contained herein or in any other Loan Document.

             9.4.2 ADVANCES SECURED. All costs and expenses incurred and payments made by Lender under this Agreement or any of the other Loan Documents from time to time, which are to be paid or reimbursed by Borrower as described herein or in any of the other Loan Documents shall, as and when advanced or incurred by Lender, constitute protective advances evidenced by the Note and secured by the Loan Documents to the same extent and with the same effect as if the terms and provisions of this Agreement were set forth therein, whether or not the principal balance of the Note plus such protective advances shall exceed the face amount of the Note. If Borrower shall fail to reimburse or pay to Lender the amount of such protective advances by the applicable due date therefor, interest at the Default Rate shall accrue on such protective advances from the date such protective advances were made by Lender to and including the date that such protective advances are reimbursed or paid to Lender in full, together with all such accrued interest thereon.

       9.5   INDEMNIFICATION.

             (a) In addition to any other indemnifications provided herein or in the other Loan Documents or Facility Documents, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, demands, damages,

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penalties, causes of action, losses, fines, costs, expenses (including, without limitation, attorneys' fees and disbursements) and Environmental Costs, imposed upon or incurred by or asserted against any Indemnified Party (other than by reason of such Indemnified Party's active gross negligence or willful misconduct, provided that such active gross negligence or willful misconduct is determined to have occurred by a final and appealable decision of a court of competent jurisdiction) by reason of (i) ownership or holding of this Agreement, the other Loan Documents or any Collateral, including any funds deposited with Lender, (ii) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (iii) any design, construction, alteration, operation, maintenance, use, nonuse or condition of the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (iv) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement or any other Loan Document or Facility Document, (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof,
(vi) any failure of the Property to comply with any Legal Requirements, (vii) the presence in, at or under the Property of any Hazardous Substance, or any release or discharge on or from the Property of any Hazardous Substance,
(viii) any representation or warranty made in the Note, this Agreement or any of the other Loan Documents or Facility Documents being false or misleading in any material respect as of the date such representation or warranty was made,
(ix) except to the extent any such claims are made solely as a result of any dealings between Lender and any broker, finder or similar Person claiming to be entitled to a commission in connection with the Loan, and with whom Borrower has had no dealings in connection with the Loan, any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with the Loan, the Collateral, any Lease or any other action involving the Property or any part thereof, (x) the claims of any tenant of any portion of the Property or any Person acting through or out of any tenant or otherwise arising out of or as a consequence of any Lease, (xi) any claim that the relationship of Lender and Borrower is other than that of lender and borrower, and/or (xii) the execution and delivery of this Agreement and the other Loan Documents and Facility Documents, the transactions contemplated hereby or thereby, and the performance by the parties hereto of their respective Loan Obligations and Facility Obligations hereunder or thereunder. Any amounts payable to any Indemnified Party by reason of the application of this Section 9.5 shall become immediately due and payable and shall bear interest at the Default Rate from the date such loss or damage is sustained by any Indemnified Party until paid. The Loan Obligations, the Facility Obligations and liabilities of Borrower under this Section 9.5 shall survive any termination, satisfaction or assignment of this Agreement and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Collateral or the Property by foreclosure or a conveyance in lieu of foreclosure.

             (b) In case any claim, action or proceeding (a "CLAIM") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant to this Section 9.5, such Indemnified Party shall give notice thereof to Borrower, provided, however, that the failure of such Indemnified Party to so notify Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 9.5 hereof, except to the extent such delay shall materially and adversely prejudice Borrower's defense of such Claim. Upon receipt of such notice of Claim, Borrower shall, at its sole cost and expense, diligently defend any

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such Claim with counsel satisfactory to such Indemnified Party (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to such Indemnified Party, provided that such insurer is an acceptable insurer under this Agreement and the other Loan Documents or otherwise was accepted by Lender as an insurer), which counsel may, without limiting the rights of Indemnified Party pursuant to the next succeeding sentence, also represent Borrower in such Claim. In the alternative, the Indemnified Parties may elect to conduct their own defense through counsel of their own choosing, and at the expense of Borrower, if (i) the Indemnified Parties reasonably determine that the conduct of its defense by Borrower presents a conflict or potential conflict between Borrower and Lender that would make separate representation advisable or otherwise could be prejudicial to its interests, (ii) Borrower refuses to defend, or (iii) Borrower (or, if applicable, its insurance carrier) shall have failed, in Lender's reasonable judgment, to diligently defend the Claim. Except as provided in the preceding sentence, Borrower shall not be responsible for the fees of counsel for any Indemnified Party incurred in connection with the indemnification contained in this Section 9.5. Borrower may settle any Claim against Indemnified Parties without such Indemnified Parties' consent, provided that (A) such settlement is without any liability, cost or expense whatsoever to such Indemnified Parties,
(B) the settlement does not include or require any admission of liability or culpability by such Indemnified Parties under any Legal Requirement, whether criminal or civil in nature, and (C) Borrower obtains an effective written release of liability for such Indemnified Parties from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Parties, and a dismissal with prejudice with respect to all claims made by the party with whom such settlement is being made, with respect to any pending legal action against such Indemnified Parties in connection with such Claim. If the Indemnified Parties are conducting their own defense as provided above, Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Parties, provided such Indemnified Parties shall obtain Borrower's consent to any such settlement, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall be construed as requiring any Indemnified Parties to expend funds or incur costs to defend any Claim in connection with the matters for which such Indemnified Parties are entitled to indemnification pursuant to this Section 9.5 hereof.

       9.6 NOTICES. Any notice, report, demand or other instrument authorized or required to be given or furnished ("NOTICES") shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid;
(iii) by overnight nationwide commercial courier service; or (iv) by telecopy transmission with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (i) through (iii) above, in each case, to the party intended to receive the same at the following address(es):

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Lender:                   Credit Suisse First Boston Mortgage
                            Capital LLC
                          Principal Transactions
                          11 Madison Avenue
                          New York, New York 10010
                          Attention:       David Arzi
                          Re:              Silverleaf Resorts, Inc.
                          Telecopier:      (212) 325-8299

with a copy to:           Credit Suisse First Boston Mortgage
                            Capital LLC
                          Legal & Compliance Department
                          11 Madison Avenue
                          New York, New York 10010
                          Attention:       Colleen Graham, Esq.
                          Re:              Silverleaf Resorts, Inc./David Arzi
                          Telecopier:      (212) 325-8220

                                                   and

                          Midland Loan Services LP
                          210 West 10th Street
                          Kansas City, Missouri 64105
                          Attention:       Jan Sternin
                          Telecopier:      (816) 435-2326

                                                   and

                          Brown Raysman Millstein Felder & Steiner LLP
                          120 West 45th Street
                          New York, New York 10036
                          Attention:       Jeffrey B. Steiner, Esq.
                          Telecopier:      (212) 840-2429

Borrower:                 Silverleaf Resorts, Inc.
                          1221 Riverbend - Suite 120
                          Dallas, Texas 75247
                          Attention:       Robert Mead
                          Telecopier:      (214) 905-0514


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with a copy to:           Meadows, Owens, Collier, Reed, Cousins & Blau, LLP
                          901 Main Street, Suite 3700
                          Dallas, Texas 75202-3792
                          Attention:       George Bedell, Esq.
                          Telecopier:      (214) 747-3732

         Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 9.6. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Lender may also be given by Servicer.

         9.7     NO ORAL MODIFICATION.     Borrower recognizes that, in
general, borrowers who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements or other instruments evidencing or affecting loan transactions, frequently present in court the argument, often without merit, that some loan officer or administrator of lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document." For that reason, and in order to protect Lender from such allegations in connection with the transaction contemplated by this Agreement, Borrower acknowledges that this Agreement, the Note and the other Loan Documents and Facility Documents and all instruments referred to in any of them can be extended, modified or amended only in a writing executed by Lender and Borrower, and that none of the rights or benefits of Lender can be waived permanently except in a written document executed by Lender. Borrower further acknowledges its understanding that no officer or administrator of Lender has the power or the authority from Lender to make an oral extension or modification or amendment of any such instrument or agreement on behalf of Lender.

         9.8     ASSIGNMENT BY LENDER.

                 9.8.1 ASSIGNMENT. Lender may assign (and thereafter, at any time and from time to time, repurchase) all or a portion of its rights and obligations under this Agreement and the other Loan Documents to one or more Persons ("ASSIGNEES"; the term "ASSIGNEE" or "ASSIGNEES" shall, unless otherwise expressly indicated, include Lender) and, with respect to any Assignee, be released from its rights and obligations as Lender in respect of such portion of the Loan, this Agreement and the other Loan Documents.

                 9.8.2    PARTICIPATIONS.   Lender and each of the other
Assignees may sell participations in the Loans to one or more Persons (collectively, the "PARTICIPANTS"). Notwithstanding such sale, (i) the selling party's obligations to Borrower under this Agreement and the other Loan Documents and Facility Documents shall remain unchanged by reason

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thereof, and (ii) the selling party shall remain solely responsible to Borrower for the performance of such obligations. In order to assist Lender in any sales of interests in the Loan, Borrower agrees to reasonably cooperate with Lender in connection with any efforts by Lender to obtain one or more Assignees or Participants, to provide additional information and to execute and deliver such further documents, instruments or agreements, in each case, as Lender or any Assignee or Participant may reasonably require.

                 9.8.3    ASSIGNMENT AND ACCEPTANCE.    From and after the
effective date of any assignment to an Assignee, (i) such Assignee shall be a party hereto and to each of the other Loan Documents and Facility Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages, and (ii) Lender shall relinquish its rights and be released from its obligations hereunder and under the Loan Documents and Facility Documents to the extent of such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee.

                 9.8.4    OTHER BUSINESS.    Lender, each Assignee and each
Participant and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Affiliate of Borrower, any of Borrower's subsidiaries and any Person who may do business with or own interests in or securities of Borrower or any such Affiliate or subsidiary, without any duty to account therefor to each other.

                 9.8.5    PRIVITY OF CONTRACT.    This Agreement is being
entered into by Lender individually and as agent for all present and future Assignees, and privity of contract is hereby created among Lender, all present and future Assignees and Borrower.

                 9.8.6    AVAILABILITY OF RECORDS.    Borrower acknowledges and
agrees that Lender may provide to any Assignees or prospective Assignees, and that Lender and each of the Assignees may provide to any Participants or prospective Participants, originals or copies of this Agreement, all other Loan Documents and Facility Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or any Affiliate of Borrower.

         9.9     SEVERABILITY.    In the event that any of the covenants,
agreements, terms or provisions contained in the Note, this Agreement or any other Loan Document or Facility Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Note or any other Loan Document or Facility Document shall be in no way affected, prejudiced or diminished thereby.

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
         9.10    NO ASSIGNMENT BY BORROWER.        Borrower shall not assign or
transfer any of its rights hereunder without the prior written consent of Lender. Any assignment made without Lender's prior written consent shall be void.

         9.11    GOVERNING LAW.   The place of negotiation, execution and
delivery of this Agreement is the State of New York. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. It is the intent of the parties hereto that the provisions of
Section 5-1401 of the General obligations Law of the State of New York apply to this Agreement.

         9.12    SUCCESSORS AND/OR ASSIGNS.        Subject to the restrictions
on transfer and assignment contained in this Agreement and the other Loan Documents and Facility Documents, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and/or assigns of such party, and this Agreement shall inure to the benefit of and shall be binding on the parties hereto and the successors and/or assigns of such party.

         9.13    ENTIRE CONTRACT.          This Agreement and the other Loan
Documents and Facility Documents, including all annexes, schedules and exhibits hereto and all other documents furnished to Lender in connection with this Agreement and/or the Loan, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or loan commitment letter.

         9.14    LIABILITY.       If Borrower consists of more than one Person,
the obligations and liabilities of each such Person hereunder and under the other Loan Documents and Facility Documents shall be joint and several.

         9.15    COUNTERPARTS; HEADINGS.   This Agreement may be executed in
counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one instrument. The captions and headings of the various sections of this Agreement are for purposes of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

         9.16    TIME OF THE ESSENCE.      Time is of the essence as to
Borrower's obligations under this Agreement and the other Loan Documents and Facility Documents.

         9.17    CONSENTS.

                 9.17.1   NO SUBSEQUENT CONSENT.   Any consent or approval by
Lender in any single instance shall not be deemed or construed to be Lender's consent or approval in any like matter arising at a subsequent date. Any consent or approval requested of and granted by Lender

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
pursuant hereto or pursuant to any of the other Loan Documents or Facility Documents shall be narrowly construed to be applicable only to Borrower and to the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof. Wherever this Agreement or any other Loan Document or Facility Documents refers to the consent or approval of Lender, or provides that any document or Person will be satisfactory or acceptable to Lender or words of similar import, (i) such consent or approval may be given or withheld by Lender, and such document or Person must be satisfactory or acceptable to Lender, in its sole and absolute discretion, unless otherwise expressly provided herein or therein, and (ii) such consent or approval shall not be effective unless given in writing. Wherever this Agreement or any other Loan Document or Facility Document refers to the provision of documents or other items being as Lender may require, provides for the selection by Lender of any person to provide reports or other items hereunder or thereunder or for the selection by Lender of any means of determining any matter, or otherwise refers to terms and conditions hereof or thereof being as Lender deems appropriate, any such requirement, selection or determination of appropriateness shall be made by Lender in its sole and absolute discretion, unless expressly provided otherwise herein or therein. The foregoing provisions are intended to be effective whether or not the applicable provision hereof or of any other Loan Document or Facility Document specifies that the applicable consent, approval or other matter is to be determined by Lender in its "sole and absolute discretion" or words of similar import.

                 9.17.2 WITHHOLDING OF CONSENT. Wherever in this Agreement or any other Loan Document or Facility Document, reference is made to any consent or approval not being "unreasonably withheld" or words of similar import, the same shall be deemed to include within its meaning (unless expressly provided otherwise) that if such consent or approval is to be granted, the same will occur within a commercially reasonable period of time. If Borrower believes that Lender has improperly failed to grant its consent or approval (or otherwise improperly failed to act as requested by Borrower as described in Section 9.17.1 hereof (e.g., determined that a document is not acceptable to Lender) hereunder or any other Loan Document or Facility Document (including, without limitation, by failing to respond within a commercially reasonable period of time) where such consent or approval is required to be given by (or such action which was not taken is in breach of) the terms of this Agreement or such other Loan Document or Facility Document, Borrower's sole remedy shall be to obtain declaratory relief in a final, non-appealable judgment determining such withholding to have been improper, whereupon such consent or approval shall be deemed given (or such other action described in Section 9.17.1 hereof shall be deemed taken), and Borrower hereby waives all claims for damages or set-off resulting from any withholding of consent or approval (or failure to take any other action described in Section 9.17.1 hereof) by Lender.

         9.18 NO PARTNERSHIP. Nothing contained in this Agreement or the other Loan Documents or Facility Documents shall be deemed to create an equity investment in Borrower or the Collateral on the part of Lender or a joint venture or partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Collateral. Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

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
         9.19    WAIVER OF JURY TRIAL.     EACH OF BORROWER AND LENDER HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER OR LENDER RELATING TO THE LOANS AND/OR THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         9.20 LIMITATION ON LIABILITY. In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the other Loan Documents or Facility Documents, and Borrower, for itself and all of its Affiliates, hereby waives all claims for consequential damages. Unless, within ninety (90) days after Borrower first has actual knowledge of the occurrence of any event about which Borrower has a dispute or claim, such Person notifies Lender in writing of the general nature of its dispute or claim, such Person shall be deemed to have waived any and all rights to raise such dispute or claim in any lawsuit, action or proceeding of any kind.

         9.21    JURISDICTION, VENUE, SERVICE OF PROCESS.   ANY LEGAL ACTION OR
PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.6 HEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

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
                 9.22 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Borrower hereby designates Robert Mead ("DESIGNEE") as its agent and attorney-in-fact to accept service of process in any action or proceeding arising under or in connection with this Agreement and/or the other Loan Documents or Facility Documents. The foregoing designation is irrevocable and coupled with an interest. If Designee is not personally available, process may be served upon Designee by United States registered or certified mail, which service will be effective five (5) days after mailing, to the address of Designee set forth below:

                                  c/o Silverleaf Resorts, Inc.
                                  1221 Riverbend - Suite 120
                                  Dallas, Texas 75247

         9.23    RULE OF CONSTRUCTION.     This Agreement and the other Loan
Documents shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lender and Borrower have contributed substantially and materially to the preparation of this Agreement and the other Loan Documents or Facility Documents.

         9.24    FURTHER ASSURANCES.

         (a) Borrower will, at their sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, assignments, security agreements, financing statements and assurances as Lender shall from time to time require or deem advisable (i) to carry into effect the purposes of this Agreement and the other Loan Documents and Facility Documents, (ii) for the better assuring, conveying, mortgaging, assigning and confirming unto Lender of all property and rights mortgaged, granted, bargained, alienated, confirmed, pledged, hypothecated, conveyed or assigned by this Agreement or any of the other Loan Documents or Facility Documents or property intended now or hereafter to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, (iii) for facilitating the placement of a Loan Interest in a Loan Pool as described in Section 9.26 hereof, (iv) for the perfection of any Lien or security interest granted herein or in the other Loan Documents or Facility Documents, and (v) for the better assuring and confirming of all of Lender's rights, powers and remedies hereunder. Borrower, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Collateral under the Loan Documents or the Facility Documents.

         (b) Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgages and any security instrument creating a Lien or security interest or evidencing the Liens of the Mortgages and the other applicable Loan Documents and Facility Documents upon the Property or other property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Legal Requirement in order to publish notice of and fully to


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
protect the Lien or security interest of, and the priority of the Mortgages and the other Loan Documents and Facility Documents upon, and the interest of Lender in, the Property or other applicable property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the foregoing and all taxes, duties, assessments and charges of any Governmental Authority arising out of or in connection with the execution and delivery of the Mortgages any other security instrument, any instrument of further assurance or any other Loan Document or Facility Document. Upon Lender's request, Borrower shall, from time to time, furnish Lender with evidence reasonably satisfactory to Lender that the Property is free of Liens and security interests (except as permitted hereunder), including searches of applicable public records.

         (c) Upon any failure by Borrower to do so, Lender may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints (which appointment is coupled with an interest and with full power of substitution) Lender the agent and attorney-in-fact of Borrower to do so, and Borrower shall reimburse Lender, on demand, for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection therewith. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the reasonable cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any Permit, agreement or any other right necessary or useful to the operation of the Property and shall deliver to Lender all books and records relating to the Property.

         9.25    RECITALS.        The Recitals set forth at the beginning of
this Agreement are hereby incorporated into the substantive provisions of this Agreement.

         9.26    PLACEMENT OF LOAN.

                 9.26.1   LOAN POOL.       Borrower acknowledges that Lender,
any Assignee or any Participant (each of Lender, any Assignee or any Participant, a "PLACEMENT PARTY") may elect to place the Loan, or its participation interest in the Loan, as the case may be (whichever of the Loans or such participation is to be so placed, is called the "LOAN INTEREST") in a pool of loans, participation interests and/or notes secured by or dependent on the cash flow of mortgage loans, which will constitute security for a rated securities offering (such pool is called a "LOAN POOL"; and such rated securities offering is called a "SECURITIZATION").

                 9.26.2   RATING AGENCY REQUIREMENTS.       At the request of
Lender, Borrower will, at its sole cost and expense, use its best efforts to satisfy the market standards to which Lender customarily adheres or which may be required in the marketplace or by any Rating Agency in order to enable a Placement Party to place a Loan Interest in a Loan Pool, including, without limitation, to:

                 (i) provide such financial and other information with respect to the Collateral and Borrower as may be reasonably requested by Lender or any Rating Agency or annual rating reviews, including, without limitation, occupancy statistics, average rents and

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
         periodic and annual financial statements (including cash flow statements) for the Property (reviewed and, in the case of annual financial statements, audited) by a firm of certified public accountants reasonably acceptable to Lender and each Rating Agency (Lender acknowledges that the Approved Accountant is an accounting firm acceptable to Lender);

                 (ii) prepare and deliver such agreements and instruments relating to the Note, the Loan Interest, the Collateral and Borrower, including (A) agreements to indemnify Lender and any servicer or trustee (except to the extent that any requested indemnification for any loss, claim, damage, cost, expense or liability results solely from the negligent, or with respect to Lender, grossly negligent acts or omissions by such indemnified party in performing the duties, functions and activities undertaken by it in connection with the placement of the Loan Interest in a Loan Pool, including, without limitation, any failure by the indemnified party or parties to comply with all applicable securities laws and regulations), and (B) amendments of any of the Loan Documents or Facility Documents that are necessary to effect the placement of the Loan Interest in a Loan Pool, as may be reasonably requested by, and in form and scope satisfactory to, Lender and each Rating Agency; provided, however, that such amendments shall not, without the consent of Borrower, affect the terms and conditions of the Note or any other material obligation of Borrower under the Loan Documents;

                 (iii) cause to be performed such site inspections, appraisals, market studies, environmental reviews and reports (Phase I assessments and, where appropriate, Phase 11 assessments), engineering reports and other due diligence investigations of the Property customarily and reasonably requested by Lender or any Rating Agency in connection with the placement of the Loan Interest in a Loan Pool and the rating of any securities issued in connection therewith;

                 (iv) provide such business plans and budgets relating to the Property as may be reasonably requested by Lender or any Rating Agency;

                 (v) cause counsel to render opinions as to "true sale" and other matters customary in securitization transactions with respect to the Collateral, Borrower, the Loan Interest, Loan Documents and the Facility Documents, which counsel shall be satisfactory to, and which opinion shall be satisfactory to, Lender and each Rating Agency; provided, however, that Borrower shall not be responsible for providing a "true sale" opinion,that relates solely to the sale by Lender of the Loans or a Loan Interest into a Loan Pool; and

                 (vi) make the representations and warranties contained in the Loan Documents and Facility Documents as of the date of the closing of the transfer of the Loan Interest and make such other representations with respect to the Property, Borrower, the Loan Interest, the Loan Documents and Facility Documents as are customarily provided in securitization transactions and as may be reasonably requested by Lender or any Rating Agency in connection with such closing.

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
                 9.26.3   DISCLOSURE; INDEMNIFICATION.      At Lender's
request, Borrower shall cooperate with Lender's preparation of a private placement memorandum or registration statement and amendments and supplements thereto (the "DISCLOSURE DOCUMENT") to privately place or publicly distribute the Note or the Loan Interest or securities issued in connection therewith in a manner that satisfies the requirements of the Securities Act and applicable state Legal Requirements. At the time of Lender's preparation of such Disclosure Document, Borrower shall execute and deliver to Lender and any underwriter or placement agent an instrument (a "SECURITIZATION INDEMNIFICATION") (in form and substance satisfactory to Lender) (i) certifying as to the veracity of all written information that it supplied and which was incorporated in such Disclosure Document, and (ii) indemnifying and holding each of them, and any Person who controls any of them, within the meaning of Section 15 of the Securities Act or Section 70 of the Exchange Act (each, a "SECURITIZATION INDEMNIFIED PARTY"), harmless against all costs, expenses and damages incurred by any Securitization Indemnified Party as a result of any untrue statement of a material fact made or supplied by Borrower as contained in such Disclosure Document or the failure by Borrower (after receipt of a draft of the Disclosure Statement) to specify for inclusion in the Disclosure Document any material fact regarding Borrower, the Collateral or the Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such statement of material fact is made in reliance upon and in conformity with written information Borrower furnished for use therein or the omission of such a material fact is based upon Borrower's failure to specify such material fact or upon Borrower's furnishing inaccurate information that shows that such material fact is not material. If Lender (or a placement agent or underwriter acting on behalf of Lender) shall deliver a draft of the Disclosure Document to Borrower for its review, Borrower shall provide Lender (or the placement agent or underwriter acting on behalf of Lender) with their comments, if any, on such Disclosure Document as soon as practicable, but in all events within fifteen (15) days after receipt thereof, in the case of the first draft of such Disclosure Document, and within three (3) Domestic Business Days after receipt of any subsequent draft of such Disclosure Document. If, in connection with such review, Borrower advises Lender of the existence of a fact regarding Borrower, the Collateral or the Loans and advises Lender that it deems such fact material, Lender shall include such fact in the Disclosure Document or shall waive the rights of the Indemnified Parties with respect to such fact. Upon receipt of the Securitization Indemnification, Lender shall execute and deliver to Borrower an instrument (in form and substance satisfactory to Borrower) indemnifying and holding Borrower harmless against all costs, expenses and damages incurred by them as a result of the preparation or distribution of, and any untrue statement of a material fact contained in, such Disclosure Document or the failure to include therein any material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such Disclosure Document made in reliance upon and in conformity with written information furnished by Borrower expressly for use therein or (after receipt of a draft of the Disclosure Statement) the omission of a material fact concerning Borrower, the Collateral or the Loans (other than the express terms of the Loan Documents) necessary to make the statements in the Disclosure Statement not misleading. Borrower shall notify Lender if it is necessary to amend or supplement such Disclosure Document at any time in

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order that such Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Lender shall prepare as soon as may be reasonably practicable an amendment or supplement to such Disclosure Document correcting such statement or omission. At the request of Lender, in connection with any sale of the Note or any Loan Interest, Borrower shall confirm, as of the date of such sale, that such Disclosure Document, as it may be so amended or supplemented, does not contain any untrue statement of a material fact concerning Borrower, the Collateral or the Loans or omit to state a material fact concerning Borrower, the Collateral or the Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 9.26.4   TRUSTEE.         It is expressly understood hereunder
that in connection with the placement of any Loan Interest in a Loan Pool, Lender intends to transfer the Loan Interest to a trustee which shall hold such Loan Interest for the benefit of the holders of the interests in the Loan Pool. In connection therewith, Borrower shall execute and deliver or cause to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out such transfer, including, without limitation, the delivery of such instruments and documents, including assignments of mortgage (and similar documents), assignments of Loan Documents and/or Facility Documents and the delivery of such mortgagee's title insurance endorsements in favor of the trustee as may be required to confirm and/or evidence the transfer to the trustee of the title insurance issued to Lender in respect of the Collateral, including payment of all fees, title insurance premiums and other insurance premiums, and/or (ii) Lender may reasonably request.

                 9.26.5   INFORMATION ACCESS.      Lender shall be permitted to
share any information provided by Borrower pursuant to this Section 9.26 in connection with the placement of a Loan Interest in a Loan Pool with the investment banking firms, each Rating Agency, accounting firms, law firms and other third-party advisory firms involved with any transfer of the Loan, the Loan Documents, the Facility Documents or the applicable Securitization. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securitization and thus various investors may also see some or all of the information.

                 9.26.6   TIME OF TRANSFER OR PLACEMENT.    Borrower
acknowledges that any transfer of the Loans or the placement of a Loan Interest in a Loan Pool may occur at any time during the term of this Agreement and the provisions of this Section 9.26 shall be applicable throughout the Term.

                 9.27     DISCLOSURE OF INFORMATION BY LENDER.      Lender
shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loans (including any governmental agency or authority and any prospective bidder at any foreclosure sale of any Collateral) any and all information which Lender may have with respect to any Collateral, the Property, Borrower and/or any of the Related Persons, whether provided by Borrower, any of the Related Persons or any third party or obtained as a result of any third party reports. Except for

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the foregoing, Lender shall use its reasonable best efforts not to disclose any such information, except to its lawyers, accountants and consultants (including the Servicer), and except if required by law to do so, and Lender shall also use its reasonable best efforts to cause anyone to whom it discloses any such information as referred to in this Section 9.27, not to disclose the same to any other Person, except its lawyers, accountants and consultants, and except if required by law to do so. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower, on behalf of itself and its successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

                                   ARTICLE 10
                               SPECIAL PROVISIONS

         10.1    TAX AND INSURANCE ESCROW.         In order to assure the
payment of Taxes and premiums with respect to all insurance coverage required pursuant to Section 8 of the Mortgages (collectively, "INSURANCE PREMIUMS") as and when the same shall become due and payable, the following provisions shall apply with respect to each Property:

                 10.1.1   TAX AND INSURANCE DEPOSITS.       At any time that
Lender shall request, Borrower shall pay to Lender, on each Payment Date following such request in immediately available funds, an amount equal to one-twelfth (1/12) of the Taxes and Insurance Premiums to become due during the period commencing on the first day of the first month following such Payment Date and ending twelve (12) months following such first day. In all cases, if required by Lender, there must be paid hereunder, to be deposited with and held by Lender, an amount sufficient to pay such Taxes and Insurance Premiums, one month prior to the date when they are due and payable. The amounts of all of the foregoing deposits with respect to Taxes and Insurance Premiums (together with all interest accruing thereon from time to time, being herein collectively called "TAX AND INSURANCE DEPOSITS") shall be determined by Lender in its reasonable discretion. Borrower shall promptly, upon the demand of Lender, make additional Tax and Insurance Deposits as Lender may from time to time require due to (i) failure of Borrower to make Tax and Insurance Deposits in previous months, (ii) underestimation of the amounts of Taxes and/or Insurance Premiums,
(iii) the particular due dates and amounts of Taxes and/or Insurance Premiums, or (iv) application of the Tax and Insurance Deposits pursuant to this Agreement. Borrower agrees that, upon request by Lender, Borrower shall execute and deliver a cash management agreement, in form and substance satisfactory to Lender, which shall govern the deposit and disbursement of the Tax and Insurance Deposits in accordance with the terms hereof.

                 10.1.2 PAYMENT OF TAXES AND INSURANCE PREMIUMS. Provided that no Event of Default has then occurred and is continuing, Lender will, out of the Tax and Insurance Deposits (provided such funds are sufficient for such purpose), upon the presentation to Lender by Borrower of the bills therefor, pay the Taxes and Insurance Premiums or will, upon the presentation of official receipted bills therefor, reimburse Borrower for such payments made by

                                       80
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Borrower. If the total Tax and Insurance Deposits on deposit with Lender shall not be sufficient to pay all of the Taxes and Insurance Premiums when the same shall become due, then Borrower shall pay to Lender on demand the amount necessary to make up the deficiency. Lender shall be entitled, without request of Borrower, but, prior to an Event of Default upon two (2) Business Days notice to Borrower, to apply any Tax and Insurance Deposits on deposit with Lender to the payment of any Taxes (other than any Taxes which Borrower has notified Lender that it is contesting and such contest is then permitted under the Mortgages) and Insurance Premiums which have become due and have not yet been paid. Borrower and Lender acknowledge and agree that Borrower shall not be in default under the Mortgages for failure to pay Taxes or Insurance Premiums, if such failure arises by reason of Lender's failure to comply with its agreement contained in this Section 10.1.2.

                 10.1.3   APPLICATION UPON EVENT OF DEFAULT.        Upon the
occurrence and during the continuance of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to pay Taxes or Insurance Premiums, or to pay principal, interest and other amounts payable to Lender hereunder or under the other Loan Documents or the Facility Documents, all in such order and manner as Lender, in its sole discretion, may elect. When the principal and interest under the Notes and all prepayment premiums, if any, in connection therewith and all other Loan Obligations and Facility Obligations have been fully and properly paid, any remaining Tax and Insurance Deposits shall be returned to Borrower.

                 10.1.4   RELIANCE.        Lender shall be absolutely entitled
to rely on any statements of any Governmental Authority with respect to Taxes and any statement of Borrower's insurance carrier or its agent with respect to Insurance Premiums.

                 10.1.5   No THIRD PARTY BENEFICIARY.       No provision of
this Agreement, the Mortgages or any other Loan Document or Facility Documents shall be construed as creating in any party other than Borrower and Lender (and Servicer), any rights in and to the Tax and Insurance Deposits or any rights to have the Tax and Insurance Deposits applied to payment of Taxes and Insurance Premiums. Lender shall have no obligation or duty to any third party to collect or apply Tax and Insurance Deposits.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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
         IN WITNESS WHEREOF, the parties have executed under seal this Agreement as of the day and year first above written.

                                        LENDER:

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          CAPITAL LLC, a Delaware limited
                                          liability company

                                        By: /s/ DAVID ARZI
                                           -----------------------------------
                                           Name: David Arzi
                                           Authorized Signatory


                                        BORROWER:

                                        SILVERLEAF RESORTS, INC., a Texas
                                          corporation

                                        By: /s/ ROBERT E. MEAD
                                           -----------------------------------
                                           Name:  Robert E. Mead
                                           Title: Chief Executive Officer


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

                        LIST OF EXHIBITS TO EXHIBIT 10.31

Schedule A                                      Approved Loans

Exhibit A                                       Form of Loan Supplement

Exhibit B                                       Form of Mortgage Note

Exhibit C                                       Form of First Mortgage

Exhibit D                                       Form of Second Mortgage

Exhibit E                                       Form of Environmental Indemnity

Exhibit F-1                                     Form of Corporate Opinion

Exhibit F-2                                     Form of Local Counsel Opinion

The above-listed exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

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